CONNECTICUT DEVELOPMENT AUTHORITY

                                       and

                            SONICS & MATERIALS, INC.

                                       and

                      BROWN BROTHERS HARRIMAN TRUST COMPANY

                                   AS TRUSTEE

================================================================================

                            TAX REGULATORY AGREEMENT

================================================================================

                          Dated as of December 12, 1997
                        Connecticut Development Authority
                     $3,810,000 Industrial Development Bonds
                 (Sonics & Materials, Inc. Project) Series 1997

                                TABLE OF CONTENTS

                                                                         Page
                                                                         ----

                                    ARTICLE I

                       DEFINITIONS AND INTERPRETATION.....................  2
Section 1.1.  Definitions.................................................  2
Section 1.2.  Interpretation.............................................. 12
Section 1.3.  Covenant with Owners........................................ 13

                                   ARTICLE II

                                 THE PROJECT.............................. 14
Section 2.1.  Description of the Project.................................. 14
Section 2.2.  Project Representations..................................... 14

                                   ARTICLE III

           GENERAL REPRESENTATIONS AND COVENANTS OF THE AUTHORITY......... 16
Section 3.1.  Authorization and Public Approval........................... 16
Section 3.2.  Reporting Requirements; Volume Cap;
                 Election as to Issue Size................................ 16
Section 3.3.  Issuance Costs.............................................. 17

                                   ARTICLE IV

                        USE OF PROCEEDS OF THE BONDS...................... 18
Section 4.1.  Company's Certification as to Project Costs................. 18
Section 4.2.  Final Disbursement.......................................... 20
Section 4.3.  Excess Proceeds Redemption.................................. 20
Section 4.4.  Form 8038................................................... 21
Section 4.5.  Issuance Costs of Bonds..................................... 21
Section 4.6.  Sale of the Project......................................... 21
Section 4.7.  Change in Use............................................... 21

                                    ARTICLE V

                            AGGREGATE FACE AMOUNT......................... 23
Section 5.1.  Prior Issues................................................ 23
Section 5.2.  Capital Expenditures and Other Facilities................... 23
Section 5.3.  Aggregate Face Amount....................................... 24
Section 5.4.  Action Affecting Aggregate Face Amount...................... 24
Section 5.5.  Aggregation of Projects with Respect to
                 Capital Expenditures..................................... 25
Section 5.6.  Covenant.................................................... 25
Section 5.7.  Violation of $10,000,000 Limit; Loss of
                 Interest Deduction....................................... 25

                                                                         Page
                                                                         ----

                                   ARTICLE VI

                          AVERAGE ECONOMIC LIFE AND
                          AVERAGE MATURITY OF BONDS....................... 26
Section 6.1.  Average Economic Life....................................... 26
Section 6.2.  Average Maturity of the Bonds............................... 27

                                   ARTICLE VII

                   COMPOSITE ISSUES AND FEDERAL GUARANTEES................ 28
Section 7.1.  Composite Issues............................................ 28
Section 7.2.  Federal Guarantees.......................................... 28

                                  ARTICLE VIII

                      COVENANTS AGAINST ARBITRAGE BONDS................... 29
Section 8.1.  Covenants Against Arbitrage Bonds........................... 29
Section 8.2.  Responsibility for Rebate Compliance........................ 29
Section 8.3.  Covenants Pertaining to Rebate Requirement.................. 29
Section 8.4.  Non-Arbitrage Certifications of the Authority............... 41
Section 8.5.  Universal Cap Limit on Allocation of
                 Nonpurpose Investments................................... 47
Section 8.6.  Yield Reduction Payments.................................... 48
Section 8.7.  Non-Arbitrage Certifications of the Company................. 48

                                   ARTICLE IX

                   $40 MILLION LIMITATION ON PAB ACTIVITY................. 50
Section 9.1.  Current Test-Period Beneficiaries of the Bonds.............. 50
Section 9.2.  Current Compliance.......................................... 50
Section 9.3.  Future Compliance........................................... 50
Section 9.4.  Allocation Rules............................................ 51

                                    ARTICLE X

                          COVENANTS AND AMENDMENTS........................ 52
Section 10.1.  Compliance with Code....................................... 52
Section 10.2.  Amendments................................................. 52
Section 10.3.  Reliance................................................... 52
Section 10.4.  Execution in Counterpart................................... 52
Section 10.5   Trustee Notice Requirements ............................... 53

Schedule A     PUBLIC HEARING PROCEDURES
               FOR FEDERAL TAX COMPLIANCE PURPOSES........................ 54

Schedule B     RECORD OF PUBLIC HEARING................................... 57

Schedule C     APPROVAL OF APPLICABLE ELECTED REPRESENTATIVE.............. 58

Schedule D-1   USE OF BOND PROCEEDS....................................... 59

                                                                         Page
                                                                         ----

Schedule D-2   SUMMARY OF USE OF BOND PROCEEDS............................ 61

Schedule E     [RESERVED]................................................. 63

Schedule F1    IDENTIFICATION OF ASSETS................................... 64

Schedule F2    ECONOMIC LIFE.............................................. 65

Schedule F3    ADJUSTED ECONOMIC LIFE..................................... 67

Schedule F4    AVERAGE ECONOMIC LIFE...................................... 68

Schedule F5    AVERAGE MATURITY OF THE BONDS.............................. 69

Schedule G     CERTIFICATE OF COMPLIANCE WITH
               $40 MILLION TAX-EXEMPT PRIVATE
               ACTIVITY BOND LIMIT........................................ 70

Schedule H     ISSUE PRICE LETTER......................................... 71

Schedule I     FORM OF CERTIFICATION IN CONNECTION
               WITH AN INVESTMENT CONTRACT................................ 72

Schedule J     FORM OF CERTIFICATION OF POSTED YIELD
               OF A CERTIFICATE OF DEPOSIT................................ 73

                            TAX REGULATORY AGREEMENT

      THIS TAX REGULATORY AGREEMENT, dated as of December 12, 1997, is by and among the CONNECTICUT DEVELOPMENT AUTHORITY, a body politic and corporate constituting a public instrumentality and political subdivision of the State of Connecticut (the "Authority"), Sonics & Materials, Inc., a corporation, duly constituted and validly existing under the laws of the State of Delaware ("Company"), and Brown Brothers Harriman Trust Company, as trustee (the "Trustee") under the Indenture of Trust dated as of December 1, 1997, which parties agree as follows:

                              W I T N E S S E T H:

      WHEREAS, pursuant to a bond resolution duly adopted and the Indenture, the Authority is issuing the Connecticut Development Authority $3,810,000 Variable Rate Demand Industrial Development Bonds (Sonics & Materials, Inc. Project) Series 1997 ("Bonds") on the date hereof and, pursuant to a loan agreement with the Company, is loaning the proceeds of the Bonds to the Company in order to finance and refinance the acquisition, construction and equipping of the Project;

      WHEREAS, the acquisition, construction and equipping of the Project will proceed with due diligence;

      WHEREAS, in order to ensure that the requirements of the Internal Revenue Code of 1986, as amended, are and will continue to be met, the Authority, the Company, and the Trustee have determined to enter into this Tax Regulatory Agreement in order to set forth certain representations, expectations, conditions and covenants relating to the activities of the Authority, the Company and the Trustee, the Bonds, the Project and the application of proceeds of the Bonds and other related amounts and unexpended proceeds and other amounts relating to the Bonds;

      NOW, THEREFORE, in consideration of the mutual covenants and undertakings set forth herein and other good and valuable consideration, the receipt and sufficiency of which hereby are acknowledged, the Authority, the Company, and the Trustee hereby agree as follows:

                                    ARTICLE I

                         DEFINITIONS AND INTERPRETATION

      Section 1.1. Definitions. Except as otherwise provided in this section 1.1, capitalized terms used in this Agreement (including the recitals to this Agreement) shall have the meaning given such terms in the Indenture, or if not defined therein, in the Loan Agreement. The following words and terms as used in this Tax Regulatory Agreement shall have the following meanings:

      "Act" means Connecticut General Statutes, Section 32-1a et seq.

      "Administrative Costs" includes reasonable, direct costs paid by or on behalf of an issuer for brokerage or selling commissions (but not legal and accounting fees), investment advisory fees, recordkeeping, safekeeping, custody, and similar costs, but not general overhead and similar indirect costs (such as employee salaries and office expenses) and rebate computation costs. Administrative costs include a brokerage commission, but only to the extent that the Present Value of the commission does not exceed the Present Value of annual payments equal to .05 percent of the weighted average amount reasonably expected to be invested each year of the term of the contract, for an investment contract purchased with Gross Proceeds regardless of whether the brokerage commission is paid or incurred on behalf of the Authority or the provider of the investment contract. For this purpose, Present Value is computed using the taxable discount rate used by the parties to compute the commission, or, if not readily ascertainable, a reasonable taxable discount rate. Administrative costs are not reasonable unless they are comparable to administrative costs that would be charged for the same investment or a reasonable comparable investment if the investment were made from a source of funds other than gross proceeds of tax-exempt bonds. In the case of publicly offered regulated investment companies (as defined in Code Section 67(c)(2)(B)) and Commingled Funds in which the Issuer and related parties own less than a 10% interest, reasonable administrative costs include indirect costs. For any semi-annual period, a Commingled Fund satisfies the 10% requirement if, based on average amounts on deposit, this requirement is satisfied for the prior semi-annual period and the fund does not accept deposits that would cause to fail to meet this requirement.

      "Aggregate Face Amount" means the aggregate face amount of the Bonds determined in accordance with Section 144(a) of the Code.

      "Annual Debt Service" means the scheduled amount of interest and amortization of principal payable for any Bond Year with respect to the issue. For purposes of determining the debt service on an issue, there shall not be taken into account amounts scheduled with respect to any obligation (or portion thereof) that has been retired before the beginning of the Bond Year.

      "Applicable Elected Representative" means the Governor of the State of Connecticut.

      "Average Economic Life" means the average reasonably expected economic life, within the meaning of Section 147(b) of the Code, of the assets financed with the proceeds of the Bonds.

      "Average Maturity" means the average maturity of the Bonds within the meaning of Section 147(b) of the Code.

      "Bona Fide Debt Service Fund" means "Bona Fide Debt Service Fund" as such term is defined in Treas. Reg. ss. 1.148-1(b).

      "Bond" or "Bonds" means the Authority's $3,810,000 Industrial Development Bonds (Sonics & Materials, Inc. Project) Series 1997.

      "Bond Counsel" means a firm of attorneys which is nationally recognized as having experience in the field of municipal finance and which is satisfactory to the Authority.

      "Bond Proceeds" means the amount paid to the Authority by the initial purchasers of the Bonds as the purchase price, including accrued interest as defined in Treas. Reg. 1.148-1(b), if any.

      "Bond Year" shall mean the period beginning on the date hereof (the date of delivery of the Bonds) and ending on December 12, 1998; each subsequent one-year period ending on the anniversary of the day so selected, during which the Bonds are outstanding; and the period ending on the date the last outstanding Bond is discharged and beginning the day after the end of the previous Bond Year.

      "Bond Yield" means the Yield on the Variable Yield Issue or the Fixed Yield Issue, as computed below in Sections 8.3(g) and (h).

      "Calculation Date" shall mean the last day of each Bond Year through the Final Bond Year of the issue.

      "Code" means the Internal Revenue Code of 1986 as amended, and the final, temporary and proposed regulations of the Department of the Treasury promulgated thereunder.

      "Commingled Fund" means any fund or account (A) that contains both Gross Proceeds of the Bonds and amounts in excess of $25,000 that are not such Gross Proceeds (e.g., revenues, proceeds of other obligations) and (B) in which the Gross Proceeds and other amounts are invested collectively without regard to the source of moneys in the fund or account. An open-end regulated investment company as defined in Code Section 851 (i.e., a regulated investment company that offers for sale or has outstanding any redeemable security as defined in section 2(a)(32) of the Investment Company Act of 1940) is not a Commingled Fund.

      "Common Reserve Fund or Sinking Fund" means a Commingled Fund that serves as a reserve or sinking fund for the Bonds and at least one other issue of obligations.

      "Computation Date" shall mean an Installment Computation Date or the Final Computation Date.

      "Computation Credit" shall mean with respect to the Bonds a credit equal to $1,000 on the last day of each Bond Year during which there are amounts allocable to Gross Proceeds that are subject to the Rebate Requirement and on the final maturity date of the Bonds.

      "Computation Period" means the period between Computation Dates.

      "Conversion Date" means the date the Bonds first become a Fixed Yield
Issue.

      "Date of Issue" means the date indicated on the cover hereof.

      "De Minimis Amount" shall mean with respect to original issue discount or premium on an obligation an amount that does not exceed 2% multiplied by the obligations's stated redemption price at maturity.

      "Established Securities Market" shall mean any of the following: a national securities exchange registered under section 6 of the Securities Exchange Act of 1934; an interdealer quotation system sponsored by a national securities association registered under section 15A of the Securities Exchange Act of 1934; the International Stock Exchange of the United Kingdom and the Republic of Ireland, Limited, the Frankfurt, Luxembourg and Tokyo Stock Exchanges and any other foreign exchange or board of trade designated by the IRS; a board of trade designated as a contract market by the Commodities Futures Trading Commission or on an interbank market; a system of general circulation (a quotation medium) that provides a reasonable basis to determine fair market value by disseminating either recent price quotations of certified brokers and dealers (including those of a single, identified broker or dealer) or actual prices of recent sales transactions; and dealers and brokers having readily available price quotations.

      "Fair Market Value" means, when applied to an Investment, the fair market value of such investment as determined by the Authority in accordance with
Section 8.3(e) hereof.

      "Final Computation Date" shall mean the date that the last outstanding Bond is discharged.

      "Fixed Yield Bond" means any Bond during the period after the date on which the interest rate and yield on the Bond is fixed and determinable through its final maturity (i.e. any Bond from the date that it bears interest at a Fixed Rate.

      "Fixed Yield Investment" shall mean any Investment the yield on which is fixed and determinable on the date of original issue.

      "Fixed Yield Issue" means the Bonds as of the first date that all the Bonds are Fixed Yield Bonds, or at the election of the Authority, on the first Computation Date following the date on which all the Bonds are Fixed Yield Bonds.

      "Gross Proceeds" shall mean:

      (i) the proceeds derived by the Authority from the sale of the Bonds;

      (ii) amounts held in the Debt Service Fund;

      (iii) other amounts pledged directly or indirectly as security for the payment of debt service on the Bonds or for any credit enhancement provider, including amounts, if any, pledged by the Company or any Related Person as security for the Loan Agreement or credit enhancement agreement, but only if there is reasonable assurance that such other amounts will be available to pay debt service on the Bonds, or amounts due under such agreements in the event financial difficulties are encountered;

      (iv) all amounts received by or on behalf of the Authority under the Loan Agreement with respect to the Bonds, other than amounts properly allocable to administrative costs set forth in Treasury Regulations Section 1.148-5(e) (which costs include the cost of issuing, carrying, or repaying the Bonds, underwriter's discount, and the cost of purchasing, carrying and selling or redeeming the Loan Agreement) and other than amounts within the allowed .125% spread between the Bond Yield and the yield on the Loan Agreement;

      (v) amounts treated as "replacement proceeds" of the Bonds, as defined in Treasury Regulations Section 1.148-1(c), if any (i.e., amounts sufficiently connected to the Project to conclude that such amounts would have been used for the Project if the

Bonds had not been issued). The mere availability or preliminary earmarking of such amounts for the Project is not a sufficient connection. Amounts held under an agreement to maintain the amounts at a particular level for the direct or indirect benefit of the Bondholders or any guarantor of the Bonds are replacement proceeds unless the Authority or Company can grant rights in the amounts that are superior to the rights of the Holders or guarantor, or the amounts are reasonably needed at a level that is tested no sooner than every six months and may be spent subject to a requirement to replenish by the next testing date; and

      (vi) any amounts received as a result of investing the amounts described in (i), (ii), (iii), (iv) and (v) above.

      "Guaranteed Investment Contract" means an investment that has specifically negotiated withdrawal or reinvestment provisions and a specifically negotiated interest rate and also means any agreement to supply investments on two or more future dates (i.e., forward supply contract).

      "Hedge" means a contract entered into by the Authority or the Company primarily to reduce the risk of interest rate changes with respect to the Bonds (e.g., an interest rate swap, an interest rate cap, a future contract, a forward contract, or an option.

      "Indenture" means that certain Indenture of Trust, dated as of December 1, 1997, by and between the Authority and the Trustee relating to the Bonds.

      "Inducement Resolution" means the resolution adopted by the Authority on June 18, 1997 accepting the application of the Company for assistance in the financing of the Project.

      "Installment Computation Date" shall mean December 12, 2002, and the end of each succeeding fifth Bond Year.

      "Investment" shall mean any security or obligation, any annuity contract, or any other investment-type property. An investment includes any property held principally as a passive vehicle to provide income, e.g., a prepayment for property or services where the principal purpose is to receive an investment return over the time the prepayment otherwise would be made. A prepayment is not an investment if it is made for a substantial non-investment purpose and there is no commercially reasonable alternative to the prepayment or if it is made substantially on the same terms as the terms permitted a substantial percentage of similarly situated persons who are not beneficiaries of tax-exempt financing. An investment includes a contract that would be a hedge (within the meaning of Treas. Reg. ss.1.148-4(h)) except that it contains a significant investment element. An interest rate cap contains a significant investment element if the payments for the cap are made more quickly than in level annual installments over the term of the cap or the cap hedged a bond that is not a variable rate debt instrument under Treas. Reg. ss.1.1275-5. A cap generally contains a significant investment element if the cap rate is less than the on-market swap rate on the date the cap is entered into. A Tax-Exempt Investment is not an Investment.

      "Investment Proceeds" means all income, gain or other increment derived from the investment and reinvestment of proceeds derived from the sale of the Bonds.

      "Issuance Costs" shall have the meaning ascribed to such phrase in Section 147(g) of the Code which describes the same to mean in general all costs incurred in connection with the borrowing, including, but not limited to, underwriter's spread, discount or fees, counsel fees (including bond counsel, underwriter's counsel, Authority's counsel, Company's counsel and specialized counsel fees), initial fee of the Trustee, fees to the Authority, rating agency fees, holder fees, accountant fees, printing costs and costs incurred in connection with obtaining the required public approval for the issuance of the Bonds.

      "Issue Price of the Bonds" shall mean the issue price as defined in Code
Section 1273 and 1274 and generally is the first price at which a substantial (i.e., 10%) amount of the Bonds is sold to the public (not including bond houses, brokers, or a similar person or organizations acting in the capacity of underwriters or wholesalers). The issue price of Bonds for which a bona fide public offering is made is determined as of the date of sale based on reasonable expectations regarding the initial public offering price.

      "Loan Agreement" means the Loan Agreement, dated as of December 1, 1997, between the Authority and the Company.

      "Municipality" means the Town of Newtown, Connecticut.

      "Net Proceeds" means Proceeds reduced by the amount of Proceeds deposited in a debt service reserve fund.

      "Net Sale Proceeds" means Sale Proceeds of the Bonds less the portion thereof invested as a reasonably required reserve fund and as part of a "minor portion" under Code Section 148(e).

      "Nonpurpose Investment" means all Investment Property in which Gross Proceeds are invested other than Tax-Exempt Investments and the Loan Agreement.

      "Nonqualified Costs" means nonqualified costs as set forth in Schedule D-1 hereto.

      "Opinion of Counsel" means a written opinion of Counsel who may not (except as otherwise expressly provided herein) be Counsel for the Company or the Authority and who shall be acceptable to the Authority.

      "Plain Par Bond" or "Plain Par Investment" means a Bond or an investment
(i) issued with not more than a De Minimis Amount of original issue discount or premium (or in the case of investments only, if acquired after its issue date not more than a De Minimis Amount of market discount), (ii) issued for a price that does not include accrued interest other than Pre-Issuance Accrued Interest,
(iii) bears interest at either a single, fixed rate at all times or variable interest calculated pursuant to an objective index (see section 1275 of the Code), payable at least annually and (iv) its lowest redemption price is not less than its outstanding principal. The Bonds are Plain Par Bonds.

      "Pre-issuance Accrued Interest" means amounts representing interest that accrued on an obligation for a period not greater than one year before its issue date but only if paid within one year after the issue date.

      "Present Value" shall mean an amount to be determined by using the formula PV = FV divided by (1+i)^n, where PV equals the Present Value of the amount to be received or paid, FV equals the amount to be received or paid, i equals the discount rate (expressed as a decimal) divided by the number of compounding intervals in a year and n equals the sum of the number of whole compounding intervals beginning on the date as of which the present value is computed and ending on the date the amount is to be received or paid, and a fraction, the numerator of which is the length of any short compounding interval during such period, and the denominator of which is the length of a whole compounding interval.

      "Present Value of a Bond" in the case of any bond shall mean the Present Value as of a date of all unconditionally payable payments after such date of interest on and principal of the bond and Qualified Guarantee payments assuming its retirement on its final maturity date and using the Yield of such Bond as the discount rate. The Present Value of a bond subject to the same mandatory sinking fund installment payment schedule as other Bonds (e.g., term bonds subject to mandatory sinking fund installment payments) shall be computed in the same manner, except that the composite Yield of all such Bonds is treated as the Yield of each such Bond and each mandatory sinking fund installment payment date is treated as a final maturity date. The Present Value of a Variable Yield Bond shall be computed using the initial interest rate on the bond as set by the interest rate setting mechanism to determine the interest payments. If such substantially identical Bonds have original issue discount not in excess of 1/4% times the product of the stated redemption price and the number of years to the weighted average maturity of the bonds, the bonds must be treated as redeemed at its outstanding principal amount plus accrued unpaid interest.

      "Present Value of the Investment" shall mean the Present Value as of a date of all unconditionally payable receipts to be received from and payments to be paid for the investment after that date, using the Yield on the investment as the discount rate. All yield restricted investments (other than the Loan Agreement) may be treated as a single investment with a single yield, whether or not held concurrently. All yield restricted investments allocable to a refunding issue that are held in one or more Refunding Escrows are treated as a single investment with a single yield, whether or not held concurrently.

      "Principal User" means any principal user of the Project within the meaning of Section 144(a)(2)(B) of the Code and Prop. Treas. Reg. ss. 1.103-10(h)(1) including without limitation any person who is the owner, lessee or user of more than 10% of the Project measured either by occupiable space or fair rental value under any formal or informal agreement or, under the particular facts and circumstances, anyone who is a principal customer of the Project, or anyone who is a Related Person to any of the foregoing. The term "principal customer" means any person who purchases output of the Project under a contract if the percentage of output taken or to be taken by such person multiplied by a fraction the numerator of which is the term of such contract and the denominator of which is the economic life of the Project, exceeds 10%, and if such person has an extraordinary degree of control over the use and operations of the Project, or a part thereof. In the case of a person who purchases output of an electric or thermal energy, gas, water or other similar facility, such person is a principal customer if the total output purchased by such person during any one-year period beginning with the date the facility is placed in service is more than 10 percent of the facility's output during each such period. Co-owners or co-lessees who are shareholders in a corporation or who are collectively treated as a partnership subject to subchapter K under section 761(a) of the Code are not treated as Principal Users merely by reason of their ownership of corporate or partnership interests.

      "Proceeds" means Sale Proceeds and Investment Proceeds.

      "Project" means, collectively, the financing and refinancing with the proceeds of the Bonds of (i) the acquisition of approximately 7.5 acres of land,
(ii) renovations to an approximately 62,500 square feet building located on the land, and (iii) the acquisition and installation therein of machinery and equipment related thereto, all to be used for manufacturing purposes.

      "Qualified Costs" means qualified costs as set forth in Schedule D-1 annexed hereto.

      "Qualified Guarantee" means a qualified guarantee within the meaning of Treas. Reg. Section 1.148-4(f). The Credit Facility issued by Fleet National Bank is a Qualified Guarantee.

      "Rebate Agent" has the meaning given such term in Section 8.3 hereof.

      "Rebatable Arbitrage means the difference between the future value of all the receipts with respect to Nonpurpose Investments, and the future value of all the payments with respect to Nonpurpose Investments computed as of any date of calculation based upon the Bond Yield.

      "Related Person" means with respect to any Principal User, a person or entity which is a Related Person as defined in Section 144(a)(3) of the Code by reference to Sections 267, 707(b) and 1563(a) of the Code, except that "more than 50 percent" is substituted for "at least 80 percent" in Section 1563(a). With respect to Substantial Users, the term shall also have the meaning as defined in Section 147(a)(2) of the Code.

      "Sale Proceeds" means any amounts actually or constructively received from the sale of the Bonds, including amounts used to pay underwriters' discount (if any) or compensation and accrued interest other than Pre-Issuance Accrued Interest.

      "Stated Redemption Price" means the redemption price of an obligation under the terms of that obligation, including any call premium.

      "Substantial User" means any person constituting a "substantial user" within the meaning of Section 147(a) of the Code.

      "Successor Person" means (i) the transferee (or two or more transferees who are Related Persons) of substantially all of the properties of a Test-Period Beneficiary or (ii) a corporation acquiring the assets of a Test-Period Beneficiary in a transaction described in Code Section 381(a), regardless of whether the transferor remains in existence after the transfer.

      "Tax-Exempt Investment" means an obligation the interest on which is excluded from gross income pursuant to Section 103 of the Code and which is not a specified private activity bond as defined in Section 57(a)(5)(C) of the Code (hereafter "AMT bond"). For this purpose, an obligation the interest on which is excluded from gross income pursuant to Section 103 of the Code shall include an interest in a regulated investment company to the extent that at least 95% of the income to the holder of the interest is interest that is excludable from gross income under Section 103(a) of the Code.

      "Tax-Exempt Private Activity Bond" means any bond (other than the Bonds) issued as part of an issue described in Section 141(e)(1)(A), (D) or (F) of the Code or Section 103(b)(2) of the 1954 Code, as in effect on the day before enactment of the Tax Reform Act of 1986, provided that interest on such bond is excludable from gross income for federal income tax purposes.

      "Test-Period Beneficiary" means any Person who was, is or will be (i) a Principal User of the facilities financed by the particular bond issue in question at any time during the three-year period beginning on the later of the date the facilities are or were placed in service or the date of original issuance of such bond issue; (ii) a Related Person to such Principal User at any time during such three year period; or (iii) a Successor Person to either of the foregoing.

      "Universal Cap" shall mean as of any required date of computation, the value of all Bonds then outstanding. The value of a Bond shall equal the Present Value of the Bond but using the Yield on the issue of which such Bonds is a part, or if the Bonds are Plain Par Bonds, the outstanding principal amount of Bonds shall be their value.

      "Value of a Bond" means in the case of a Plain Par Bond, its outstanding principal amount plus accrued, unpaid interest and in the case of any other Bond is its Present Value.

      "Value of an Investment" shall mean the following:

      A. In the case of an Investment acquired directly with Gross Proceeds which is:

      (i) a Plain Par Investment, the outstanding principal thereof plus accrued interest;

      (ii)  a Fixed Rate Investment, its Present Value;

However, at the option of the Authority, any Investment may be valued at its Fair Market Value. In the case of transferred proceeds, the method of valuing investments for the refunding bonds must be consistent with the valuing method for the refunded bonds.

      B. In the case of an Investment allocated or reallocated to Bonds (other than as a result of the application of the transferred proceeds rules, Universal Cap rule, or the commingled fund rules), its Fair Market Value. Nonpurpose Investments in a refunding escrow (including transferred proceeds) are treated as a single investment for valuing and yield purposes. Yield restricted Investments must be valued at Present Value.

      "Variable Yield Bond" means any Bond other than a Fixed Yield Bond.

      "Variable Yield Investment" means any obligation the interest rate on which, under the terms of the obligation, is adjusted periodically according to a prescribed formula such that the Yield over the term of the obligation cannot be determined on the date of original issuance.

      "Variable Yield Issue" means the Bonds during any period that they are not a Fixed Yield Issue.

      "Weighted Average Rate of Interest" of an obligation for any period means the total interest paid or deemed paid during such period divided by the product of (i) the principal amount of such obligation, and (ii) the amount of time from the beginning of such period that the obligation is outstanding (expressed in percentage of years). Weighted Average Rate of Interest for two or more obligations for any period means the total interest paid during such period divided by the sum of the products described above.

      "Yield" except as otherwise modified herein, means that discount rate which when used in computing (by the economic accrual method using a 360 day year semi-annual compounding and other reasonable standard financial accounting conventions, consistently applied) the Present Value of all unconditionally payable receipts on an obligation produces an amount equal to the Present Value of all unconditionally payable payments to acquire the obligation.

      "Yield-to-Maturity" shall mean, with respect to a Bond, the Yield which when used in computing the Present Value of payments of principal of and interest on a Bond, assuming its retirement on its final maturity date, produces an amount equal to the initial offering price of the Bond to the public (not including bond houses or brokers or other persons or organizations acting in the capacity of underwriters or wholesalers). In the case of Bonds subject to the same mandatory Sinking Fund Installment payment schedule, the composite Yield-to-Maturity of such Bonds is determined by assuming the Bonds are retired in accordance with such schedule and by treating the mandatory Sinking Fund Installment payment dates as final maturity dates.

      "Yield Reduction Payments" means the payments described in Section 8.7.

      Section 1.2. Interpretation. In this Tax Regulatory Agreement:

      (a) Unless the context requires otherwise, words of the masculine gender mean and include correlative words of the feminine and neuter genders and words importing the singular number mean and include the plural number and vice versa.

      (b) Words importing persons include firms, associations, partnerships, trusts, corporations and other legal entities, including public bodies, as well as natural persons.

      (c) This Tax Regulatory Agreement shall be governed by and construed in accordance with the applicable laws of the State of Connecticut.

      (d) The Table of Contents and the Headings of the several Sections in this Tax Regulatory Agreement have been prepared for convenience of reference only and shall not control, affect the meaning or be construed as an interpretation of any provision of this Tax Regulatory Agreement.

      (e) If any provision of this Tax Regulatory Agreement shall be ruled invalid by any court of competent jurisdiction, the invalidity of such provision shall not affect any of the remaining provisions hereof.

      (f) This Tax Regulatory Agreement shall survive the purchase and sale of the Bonds, the obligations of the Company to make payments required by Article VIII hereof, and all indemnities shall survive any termination or expiration of this Tax Regulatory Agreement and the payment of the Bonds.

      Section 1.3. Covenant with Owners. The Authority and the Company agree that this Tax Regulatory Agreement is executed in part to induce the beneficial owners to purchase the Bonds. Accordingly, all covenants, agreements, representations and warranties by the Authority and the Company herein are declared to be for the benefit of the beneficial owners. Unless the Trustee is expressly referenced in connection with a particular covenant or representation under this Agreement, the covenants and representations contained in this Agreement are the obligations of the Authority or the Company only and shall not be deemed obligations of the Trustee.

                                   ARTICLE II

                                   THE PROJECT

      Section 2.1. Description of the Project. The Company represents, warrants, covenants and agrees that:

      (a) The financing and refinancing of land, an existing building, and renovations to the building, together with the acquisition and installation of equipment to be located in the building, which constitute the Project has commenced and will be completed within 18 months of the Date of Issue. The Project is currently in service.

      (b) The Project consists of land, an existing building and equipment, located in Newtown, Connecticut, all to be used for manufacturing, including the manufacture of liquid processors and welding equipment used in the bonding of plastics.

      (c) Based on current tax and accounting principles, the Project is and will continue to be land or depreciable property.

      (d) So long as any of the Bonds shall be outstanding, the Company covenants and agrees to maintain and operate the Project as it is described in this Agreement.

      (e) So long as any of the Bonds is outstanding, the Company will not take any action, nor fail to take any action, which would adversely affect the tax-exempt status of the Bonds and that it will take and cause to be taken all actions that may be required of it for the Bonds to be and remain tax exempt.

      (f) No portion of the Bond Proceeds (except for the 3% amount discussed in Section 3.2(a) below) will be used to finance or refinance the costs of acquiring or renovating its 7,120 square feet of space in the facility which may be leased to other unrelated persons.

      Section 2.2. Project Representations. The Company hereby represents as follows:

      (a) The Project consists only of a facility used in the manufacturing and production of tangible personal property together with directly related and ancillary activities located at the same site; except that portions of the Project to which are allocated not more than 3% of the Bond proceeds may be used for other activities (e.g. executive offices, sales area). Manufacturing constitutes substantially all of the economic activity on the site.

      (b) The Project is not, and will not become, part of a single building, enclosed shopping mall or strip of offices, stores or warehouses any of which use or will use substantially common facilities such as, but not limited to, common heating, cooling or other utilities, or common entrances, plazas, malls, lobbies, parking, elevators or stairways for use by employees, patrons or other persons, which is, has been or will be financed with the proceeds of any Tax-Exempt Private Activity Bonds, other than the Bonds.

      (c) No more than 25% of the Net Proceeds will be used to finance, a facility the primary purpose of which is retail food and beverage services, automobile sales and service or the provision of recreation or entertainment.

      (d) None of the proceeds of the Bonds will be used to finance:

            (i) any private or commercial golf course, country club, massage parlor, tennis club, skating facility (including roller skating, skateboard, and ice skating), racquet sports facility (including any handball or racquetball court), hot tub facility, suntan facility or racetrack;

            (ii) any airplane, skybox or other private luxury box, any facility used primarily for gambling, any store the principal business of which is the sale of alcoholic beverages for consumption off-premises or health club facility;

            (iii) residential real property for family units; or

            (iv) farmland.

      (e) All office space, if any, included as part of the Project is located on the premises of the manufacturing building and is used (except for a de minimis extent) solely for day-to-day operations at such manufacturing facility.

      (f) The Standard Industrial Classification Code (SIC Code) for the Project is 3623.

                                   ARTICLE III

             GENERAL REPRESENTATIONS AND COVENANTS OF THE AUTHORITY

      Section 3.1. Authorization and Public Approval. The Authority makes the following representations, warranties, covenants and agreements as the basis for the undertakings on its part contained in the financing documents in respect of the Bonds:

      (a) The Inducement Resolution describes the Project and states that, subject to the conditions therein, the Authority will issue bonds to finance the Project.

      (b) In compliance with Section 147(f) of the Code, the Authority on November 18, 1997 held a public hearing on the issuance of the Bonds and the nature and location of the Project following publication of notice of the hearing on November 4, 1997. The public hearing was conducted by an authorized representative of the Authority at the offices of the Authority, located at 999 West Street, Rocky Hill, Connecticut. On November 28, 1997, the Applicable Elected Representative approved the issuance of the Bonds. To the best of the Authority's knowledge, said approval has not been withdrawn, revoked, amended or superseded and it remains in full force and effect.

      Section 3.2. Reporting Requirements; Volume Cap; Election as to Issue
Size.

      (a) The Authority has complied or will comply with the information reporting requirements applicable to the issuance of the Bonds under Section 149(e) of the Code.

      (b) The limit on the amount of Private Activity Bonds as defined in the Code which may be issued by the Authority was established by an allocation made by the State of Connecticut Legislature in Public Act 87-539 as amended by Public Act 91-210, pursuant to the requirements of Section 146 of the Code. To the best of the Authority's knowledge, the statute has not been repealed, withdrawn, amended, or superseded and remains in full force and effect.

      (c) The Authority has received from the State of Connecticut private activity bond volume cap (within the meaning of Section 146 of the Code), and has remaining unused cap, in an amount at least equal to the greater of the principal amount or Issue Price of the Bonds.

      (d) In connection with the issuance of the Bonds, the Authority elects to utilize the $10,000,000 exemption authorized in Section 144(a)(4)(A) of the Code.

      Section 3.3. Issuance Costs.

      In no event will the amount of the proceeds derived from the sale of the Bonds, or the investment income thereon, used to pay Issuance Costs of the Bonds exceed 2% of the Issue Price of the Bonds. The Company shall provide for the payment of all Issuance Costs in excess of 2% of the Issue Price of the Bonds from other available money and not from the proceeds of any obligation the interest on which is excludable from gross income for federal income tax purposes under Section 103(a) of the Code sold by a governmental unit within 15 days of the date hereof.

                                   ARTICLE IV

                          USE OF PROCEEDS OF THE BONDS

      Section 4.1. Company's Certification as to Project Costs. The Company hereby certifies as follows:

      (a) No part of the Project was placed in service (for purposes of the investment tax credit or cost recovery deductions) by or on behalf of the Company more than eighteen months before the Date of Issue.

      (b) The amount of earnings expected to be received from the investment of Bond proceeds is as shown in Schedule D-1. Such estimated investment earnings is based on a projected expenditure schedule for Bond proceeds that is consistent with the schedule used to estimate interest during acquisition and construction of the Project.

      (c) The amounts shown in Schedule D-1 as Issuance Costs consist only of costs which are directly related to and necessary for the issuance of the Bonds and the sum of such amounts do not exceed 2% of the Issue Price of the Bonds.

      (d) The amounts shown in Schedule D-1 as Qualified Costs consist only of Project Costs paid or incurred not earlier than 60 days prior to the adoption of the Authority's Inducement Resolution which are chargeable to the tax basis of the Project under Section 1012 of the Code or would be so chargeable but for (or with) a proper election by the Company.

      (e) No person who (i) was a Substantial User of the Project, or any part or component thereof (or Related Person to such a Substantial User) within the five-year period preceding the issuance of the Bonds, and (ii) is or will be a Substantial User of the Project, or any part or component thereof (or a Related Person to such a Substantial User), within the five-year period immediately following the issuance of the Bonds has or will receive, directly or indirectly, an amount equal to five percent or more of the Bond Proceeds for his interest in the Project or any part or component thereof, except to the extent of any Bond Proceeds paid as reimbursement for any Project Costs paid or incurred after the date of the Inducement Resolution to a person who first became a Substantial User of the Project (or Related Person to such Substantial User) no more than 60 days prior to such date.

            (f) The total amount shown in Item 5 of Schedule D-1 as Qualified Costs (land or depreciable property) is 95% or more of the amount of Net Proceeds of the Bonds shown in Item 4 of Schedule D-1.

            (g) The amount included in Qualified Costs shown in Item 5 of Schedule D-1 as costs of "facilities directly related and ancillary to a manufacturing facility" does not exceed 25% of the Net Proceeds of the Bonds. "Facilities directly related and ancillary to a manufacturing facility" consist of short-term warehousing for raw materials and finished products; laboratory for quality control and for testing potential raw materials; loading docks; rail spurs; fork lifts (but not delivery trucks or vans); employee parking (provided it is free of charge and requires no parking attendants); employee restrooms, locker rooms and eating area (but not in cafeteria or vending machines); display area stocked with samples to show buyers (but not area staffed with sales persons); and administrative offices for billing, receiving, inspection and bookkeeping, provided they are not located in separate building or wing (but not executive office space).

            (h) The amount shown in Item 5 of Schedule D-1 as cost of Land, if any, is less than 25% of the Net Proceeds of the Bonds.

            (i) No amount shown in Item 5 of Schedule D-1 represents a cost incurred to acquire used equipment unless such equipment was purchased with the Net Proceeds as an integral component of an existing structure.

            (j) No part of the Net Proceeds of the Bonds is or will be used (i) to finance inventory or for working capital or (ii) to pay any element of profit (above actual costs incurred) to the Company or any other Principal User or any Related Person thereto.

            (k) No amount shown in Item 5 of Schedule D-1 represents a cost incurred to acquire an existing building unless "rehabilitation expenditures" described in paragraph (l) are being made in the amount described in paragraph
(m).

            (l) All amounts shown in Item 5 of Schedule D-1 as "rehabilitation expenditures" consist of costs which are chargeable to capital account, incurred or to be incurred by the person acquiring the building or equipment (or by a successor to such person or by the seller of the property under a sales contract) before the date which is 2 years after the later of the date of acquisition of the property or the date of issue of the Bonds for property in connection with the rehabilitation of the building or equipment. In the case of an integrated operation contained in a building before its acquisition, the term "rehabilitation expenditures" includes the cost of rehabilitating existing equipment in the building or replacing it with equipment having substantially the same function. No portion of the costs listed as "rehabilitation expenditures" represents (i) costs of acquiring the property, (ii) any expenditure attributable to the enlargement of a building, (iii) any expenditure attributable to a certified historic structure or to a building located in a registered historic district unless either the rehabilitation has been certified by the Secretary of the Interior or, in the case of a building located in a registered historic district, the Secretary of the Interior has certified that the building is not of historic significance, or
(iv) any expenditure of a lessee if, on the date the rehabilitation is completed, the remaining term of the lease (determined without regard to renewal periods) is less than 15 years.

            (m) The amounts shown in Item 5 of Schedule D-1 as "rehabilitation expenditures - Existing Building," together with equity to be expended on rehabilitation expenditures for the existing building, are 15% or more of that portion of the cost of acquiring the building financed with Net Proceeds.

            Section 4.2. Final Disbursement. Upon the final requisition of Bond Proceeds to pay Project Costs, the Company shall deliver to the Trustee the following:

            (a) A schedule of the actual amount and use of Proceeds of the Bonds substantially identical in form and substance to Schedule D-1, Use of Bond Proceeds.

            (b) A certificate of an Authorized Representative of the Company as to use of Proceeds of the Bonds setting forth substantially the same material as set forth in Section 2.2 and Section 4.1 hereof.

            (c) A report of a certified public accountant to the effect that he or she is a public accountant as defined under the Rules of Conduct of the Code of Professional Ethics of the American Institute of Certified Public Accountants; that they have read the Company's certificate as to use of proceeds of the Bonds and accompanying schedule of use of proceeds of the Bonds as referred to in (a) above; that, they have conducted an examination of such certificate and schedule in accordance with generally accepted auditing standards and accordingly included such tests of the accounting records and such other auditing procedures as they considered necessary in the circumstances; and that in their opinion the amounts shown in the schedule and the statements made in the certificate are accurate.

            Section 4.3. Excess Proceeds Redemption. The Bonds do not have call protection for a period longer than 10.5 years from the date hereof. Any redemption of Bonds pursuant to Section 5.2(F) of the Indenture shall comply with the requirements of Section 1.142-2(c) of the Income Tax Regulations and the Bonds will be redeemed on the earliest call date or such other requirements as Bond Counsel determines to be necessary to assure that interest on the Bonds remains not includable in gross income for federal income tax purposes.

            Section 4.4. Form 8038. The Summary of Use of Bond Proceeds (the "8038 Schedule") annexed to Schedule D sets forth the allocation of the Sale Proceeds to Project Costs. Said summary will be included in the Form 8038 to be submitted by the Authority to the Internal Revenue Service.

            Section 4.5. Issuance Costs of Bonds. The Company hereby certifies as follows in respect of the Issuance Costs of the Bonds:

            (a) The Company or a Related Person shall provide for the payment of the portion of the Issuance Costs of the Bonds which exceeds 2% of the Issue Price of the Bonds. This amount is not derived from the proceeds of any obligation the interest on which is excludable from gross income for purposes of
Section 103(a) of the Code sold by a governmental unit within 15 days of the date hereof.

            (b) The amount paid by the Company or any Related Party as a fee to the Authority in respect of the Bonds shall be paid at the closing in an amount equal to .50% of the original principal amount. No other fees are to be paid by the Company or a Related Person to the Authority in respect of the Bonds.

            Section 4.6. Sale of the Project. Prior to any sale or disposition by the Company (including the grant of a purchase option or a long term leasehold interest) of or interest in any portion of the Project, the Company shall furnish to the Authority a written opinion of bond counsel acceptable to the Authority to the effect that such sale or disposition will not adversely affect the exclusion of interest on the Bonds from gross income for federal income tax purposes pursuant to Code Section 103(a). The foregoing shall not apply to the sale or other disposition of personal property for cash which has become worn out or obsolete or which is disposed of in the ordinary course of business due to the other reasons described above, provided that the amount received from such sale or other disposition shall be used within 6 months for such purpose as would qualify for tax-exempt financing under Code Section 144(a).

            Section 4.7. Change in Use. The Company understands that a change in the use of the property financed with the Net Proceeds to a use that causes any of the representations in Article II or the certifications in Section 4.1 to be inaccurate will result in a loss of income tax deductions for rent, interest, or equivalent amounts paid by the person making the unqualified use, in addition to the loss of tax exemption on bond inter-est. The Company covenants that the Project will be used as set forth in Section
2.1 of this Tax Regulatory Agreement and the Net Proceeds will be spent in a manner consistent with Sections 2.2 and 4.1 of this Tax Regulatory Agreement. The Company agrees that in the event of post-issuance date noncompliance, as determined in an opinion of Bond Counsel, it will use its best efforts to redeem the Bonds at the earliest call date or establish a defeasance escrow to call Bonds at the earliest call date.

                                    ARTICLE V

                              AGGREGATE FACE AMOUNT

            Section 5.1. Prior Issues. The Company hereby represents that:

            (a) The aggregate face amount of the Bonds includes certain previously issued and outstanding bonds, notes or other debts which are tax exempt under Section 144(a) of the Code or under the predecessor Section 103(b)(6) of the Internal Revenue Code of 1954 ("Prior Issues"). The Prior Issues included in the aggregate face amount of the Bonds are those used to finance property:

                  (i) a Principal User of such property is also a Principal User of the Project (or is a Related Person to a Principal User of the Project), and

                  (ii) the property financed by the Prior Issues is located in, or is based in, the same incorporated municipality (or same county if the Project is in an unincorporated area) as the Project, or is located in an adjacent jurisdiction and the other property is either contiguous with the Project or is integrated with the Project operations.

            (b) The principal amount of such outstanding Prior Issues described in (a) above is $-0-.

            (c) The amount listed in (b) above plus the principal amount of the Bonds is $3,810,000.

            Section 5.2. Capital Expenditures and Other Facilities.

            (a) If the amount in Section 5.1(c) above exceeds $1,000,000, certain capital expenditures with respect to the Project and certain other facilities are included in determining the aggregate face amount of the Bonds for purposes of the $10,000,000 limitation in Section 144(a) of the Code. Such expenditures must be included if paid or incurred within the six year period beginning three years prior to the date hereof and ending three years after the date hereof.

            (b) Capital expenditures include any amount which may be treated as chargeable to capital account under general principles of federal income tax law and accounting, without regard to any rule that would also permit the payor to elect to treat such expenditures as a current expense and regardless of the treatment actually elected. Amounts financed from the principal of the Bonds or from Prior Issues are not included as capital expenditures.

            (c) Capital expenditures for certain other facilities are included in the determination of face amount. Such capital expenditures include those made by any person (not just by the owner or lessee) with respect to the Project and with respect to facilities:

                  (i) a Principal User of such facility is also a Principal User of the Project (or is a Related Person to a Principal User of the Project), and

                  (ii) the facility is located in the same incorporated municipality (or the same county if the Project is in an unincorporated area) as the Project, or is located in an adjacent jurisdiction and the facility is either contiguous with the Project or is integrated with the Project operations.

            Such facilities are "Other Facilities" for purposes of this Section.

            (d) The capital expenditures paid or incurred with respect to the Project and with respect to the other facilities described in (c) above which have been incurred within the three year period prior to the date hereof are in the amount of $-0-. The Company reasonably expects that capital expenditures with respect to the Project and such other facilities during the period three years after the date hereof will be $50,000.

            Section 5.3. Aggregate Face Amount. The amount listed in Section 5.1(c), and the amounts listed in Section 5.2(d), equals $3,860,000.

            Section 5.4. Action Affecting Aggregate Face Amount. If at any time during which any of the Bonds are Outstanding, the Company, any other Principal User or Related Person proposes (a) to merge or consolidate with, acquire more than a fifty percent (50%) interest in, or have more than a fifty percent (50%) interest acquired by any other Person having Other Facilities located in the Municipality; (b) to lease more than ten percent (10%) of the Project measured by space or rental value to any other Person having Other Facilities; (c) to enter into any contract with any Person having Other Facilities under which such Person is entitled to take output of the Project under terms that would cause such Person to be a Principal User of the Project; or (d) otherwise take any action causing any Person not previously considered as a Related Person or a Principal User to be so considered, the Company hereby covenants and agrees that it shall first file with the Trustee and the Authority an Opinion of Counsel satisfactory to the Trustee and the Authority to the effect that such action would not cause the interest on the Bonds to be includable in the gross income of the recipient thereof for Federal income tax purposes.

            Section 5.5. Aggregation of Projects with Respect to Capital Expenditures. The Company hereby covenants and agrees that it shall use its best efforts to prohibit any Person from applying any portion of the proceeds of any Tax-Exempt Private Activity Bond to any financing with respect to the Project or to any single building, any shopping center or any strip of buildings sharing substantial common facilities of which the Project is a part, without first filing with the Trustee and the Authority, an Opinion of Counsel, satisfactory to the Trustee and the Authority, to the effect that such action would not cause interest on the Bonds to be includable in the gross income of the recipient thereof for Federal income tax purposes.

            Section 5.6. Covenant. The Company covenants that it will take no action and will permit no action to be taken which would cause the Aggregate Face Amount of the Bonds, computed as set forth herein as of this date or any date prior to three years from the date hereof, to exceed $10,000,000.

            Section 5.7. Violation of $10,000,000 Limit; Loss of Interest Deduction. The Company understands that from such time as the sum of the original aggregate face amount of the Bonds and the amount of capital expenditures as described in Section 5.2 paid or incurred during the six year period beginning three years before, and ending three years after, the Date of Issue, exceeds $10,000,000, no income tax deduction will be allowed for interest accruing on the Bonds.

                                   ARTICLE VI

                            AVERAGE ECONOMIC LIFE AND
                            AVERAGE MATURITY OF BONDS

      Section 6.1. Average Economic Life.

      (a) The Company represents that Schedules F1-F4 set forth the computation of the Average Economic Life of the Project. As shown in Schedule F4, the Average Economic Life is 38.8 years.

      (b) Computation of Average Economic Life. The Company represents in connection with the computation of Average Economic Life as follows:

            (i) The amount shown in Item 1 of Schedule F1 is the total cost of all assets eligible for financing under the Indenture whether or not such assets are actually being financed with the Net Proceeds.

            (ii) Schedule F1 sets forth for each asset eligible for financing, its cost, the ratio of asset cost to total cost and the Net Proceeds allocable to such asset.

            (iii) Schedule F2 sets forth for each asset eligible for financing its economic life based on Rev. Proc. 62-21 (1962-2 C.B. 418) (for real property), the Class Life Asset Depreciation Range midpoint life as set forth in Rev. Proc. 83-35 (for new property other than real property) or an appraisal, a copy of which is attached to Schedule F2.

            (iv) Land is not taken into account in the computation of Average Economic Life and has been omitted from the list in Schedule F2 because the cost of Land represents less than 25% of the Net Proceeds.

            (v) Column E of Schedule F3 sets forth the adjusted economic life of each asset listed in Schedule F2, taking into account the period of construction or acquisition from the date of issue of the Bonds or the period the asset has been placed in service before the date of issue of the Bonds.

            (vi) Column D of Schedule F4 sets forth the weighted life of each asset calculated by multiplying the amount set forth in Column B of Schedule F4 as Net Proceeds allocable to the asset by its Adjusted Economic Life.

            (vii) The Average Economic Life is computed by dividing the total of the weighted lives set forth in Column D of

Schedule F4 for all assets by the total amount set forth in Column B of Schedule F4 as Net Proceeds allocable to the assets.

      Section 6.2. Average Maturity of the Bonds.

      (a) The Company represents that Schedule F5 sets forth the computation of the Average Maturity of the Bonds. As shown in Schedule F5, the Average Maturity of the Bonds is 10.511.

      (b) Computation of Average Maturity. The Company represents in connection with the computation of the Average Maturity of the Bonds, as follows:

            (i) Column A of Schedule F5 sets forth the Issue Price of each separate maturity of Bonds issued as part of such issues, including serial bonds and mandatory sinking fund installments of term bonds. In the case of a single term bond being amortized on a level debt, level principal or some other basis, Column A sets forth the amount of principal maturing in each year.

            (ii) Column B of Schedule F5 sets forth the length of term (the number of years carried to the first decimal point from the date of issue to the maturity date) for each maturity of Bonds listed in Column A of Schedule F5.

            (iii) Column C of Schedule F5 sets forth the weighted maturity for each maturity of Bonds determined by multiplying the Issue Price (Column A) by the length of term (Column B).

            (iv) The Average Maturity of the Bonds is computed by dividing the total of the weighted maturities shown in Column C of Schedule F5, by the total of the Issue Price (Column A).

      (c) 120 Percent Rule. Based on the representations described above, the Average Maturity of the Bonds does not exceed 120 percent of the Average Economic Life of the Project.

                                   ARTICLE VII

                     COMPOSITE ISSUES AND FEDERAL GUARANTEES

      Section 7.1. Composite Issues.

      (a) Company Representation. The Company represents that no state or political subdivision thereof, or entity acting on behalf of any state or political subdivision, has sold any other Tax-Exempt Private Activity Bonds in the 15 day period preceding the date of sale of the Bonds the proceeds of which were or are to be used in whole or in part, directly or indirectly, for the benefit of the Company, any other Principal User of the Project or any Related Person and that no state or political subdivision thereof, or any entity acting on behalf of any state or political subdivision, will sell any other Tax-Exempt Private Activity Bonds in the 15 day period following the date of sale of the Bonds the proceeds of which are to be applied to such use.

      (b) Date of Sale of Variable Rate Obligations. For purposes of Section 7.1(a), the date of sale of Variable Rate Obligations (such as the Bonds) is the date of sale of such obligations.

      Section 7.2. Federal Guarantees.

      (a) The Company represents that the United States (or any agency or instrumentality thereof) will not guarantee (in whole or in part), directly or indirectly, the payment of principal or interest on the Bonds within the meaning of Section 149(b) of the Code, and will not lease any portion of the Project.

      (b) Other than amounts invested pending use to pay Project Costs or in a reasonably required reserve fund, if any, none of the Net Proceeds of the Bonds will be (a) used to make loans or other investments the payments on which are guaranteed, in whole or in part, by the United States (or any agency or instrumentality thereof) or (b) invested, directly or indirectly, in deposits or accounts in a federally insured financial institution within the meaning of
Section 149(b) of the Code.

                                  ARTICLE VIII

                        COVENANTS AGAINST ARBITRAGE BONDS

      Section 8.1. Covenants Against Arbitrage Bonds.

      (a) The Authority and the Company covenant and agree that the Proceeds, Investments acquired with Proceeds and any other moneys on deposit in any fund or account maintained in respect of the Bonds (whether such moneys were derived from the proceeds of the sale of the Bonds or from other sources) will not be used in a manner which would cause the Bonds to be "arbitrage bonds" within the meaning of such term in Section 148 of the Code.

      (b) The Authority and the Company specifically covenant and agree to comply with the provisions contained in this Article VIII and all other provisions of Section 148 of the Code and of Treasury Regulations Sections 1.148-O through and 1.148-11, 1.150-1 and -2, Temporary Treasury Regulations Sections 1.148-1T through 1.148-11T and 1.150-1T and any successor regulation for the purpose of assuring that the Bonds do not become "arbitrage bonds" within the meaning of such term in Section 148 of the Code.

      Section 8.2. Responsibility for Rebate Compliance. The Company covenants and agrees to be responsible for compliance with the provisions contained in
Section 148(f) of the Code and of Treasury Regulations 1.148-0 through 1.148-11 , 1.150-1, and -2, Temporary Treasury Regulations Sections 1.148-1T through 1.148-11T and 1.150-1T and any successor regulations thereto, for the purpose of assuring that the Bonds do not become "arbitrage bonds" within the meaning of such term in Section 148 of the Code.

      Section 8.3. Covenants Pertaining to Rebate Requirement.

      (a) Responsibilities of Parties.

            (i) Company. The Authority and the Company acknowledge that the continued exclusion from federal gross income of interest on the Bonds depends, in part, upon compliance with the rebate requirement of Section 148(f) of the Code. The Authority authorizes the Company to take any action necessary to comply with this requirement. The Company hereby agrees and covenants that it shall do and perform all acts and things necessary, to the extent such actions are within the control of the Company, in order to assure that the rebate requirement of Section 148(f) of the Code is met. To that end, the Company, on behalf of the Authority, shall take the actions described in Section 8.3.

            (ii) Trustee. The Trustee shall furnish the investment information and make the transfers, dispositions and payments required by this Section 8.3 and Section 5.6 of the Indenture upon receipt of proper direction by the Company. The Trustee shall be deemed conclusively to have complied with the provisions of this Section 8.3 and Section 5.6 of the Indenture if it follows the directions made to it by or on behalf of the Company pursuant to this
Section 8.3, including supplying all necessary information. The Trustee shall have no obligation to rebate any amounts required to be rebated to the federal government pursuant to this Section 8.3, other than from moneys held in the funds or accounts created under the Indenture or from other funds provided it by the Authority or the Company. The Trustee shall be fully protected in acting on any determination made by the Company or its Rebate Agent regarding rebate payments of any kind or contained in any certificate and shall not be liable or responsible in any manner, except for gross negligence or wilful misconduct, to any person so acting, notwithstanding any error in such determination. The Trustee shall not be responsible or liable to the Authority or the Company, or any other party, for the failure of the Authority or the Company to comply with the provisions of this Section 8.3 or Section 5.6 of the Indenture and shall have no obligation to notify the Company of its failure to so comply. Notwithstanding any other provision herein or in any supplement hereto, the Trustee shall have no responsibility or liability as to the accuracy of the representations of the Authority or the Company herein or in any supplement hereto or as to compliance by the Authority or the Company with the covenants and agreements of the Authority and the Company herein or in any supplement hereto.

            (iii) Cooperation of Authority. The Authority covenants and agrees that it shall do and perform all acts and things necessary, to the extent such actions are within the control of the Authority, in order to assure that the rebate requirement of Section 148 is met in respect of the Bonds. Upon request of the Company or the Trustee, the Authority agrees to render all reasonable cooperation and assistance as may be required to carry out the provisions of this Section 8.3 and Section 5.6 of the Indenture, such cooperation to include the Authority's authorization of the Company to communicate with the Internal Revenue Service on behalf of the Authority and in respect of the rebate requirement of Code Section 148(f) as applied to the Bonds and any related administrative or judicial proceedings.

            (iv) Company's Indemnification of Authority and Trustee. The Company shall be liable and shall indemnify and hold the Authority and the Trustee harmless against liability for any and all payments due to the United States pursuant to Section 148(f) of the Code. Further, the Company agrees that the Authority and the Trustee shall not be held liable for any mistake or error, other than, in the case of the Trustee, an act of gross negligence or wilful misconduct, in the filing of the payment or the determination of the amount due the United States or the providing of information necessary for such determination, resulting in any consequence other than liability for payments due to the United States.

      (b) Exceptions from Rebate Requirement

            (i) General. Each of the following exceptions from the rebate requirement operates independently. Gross Proceeds may qualify for one exception without regard to whether another of the exceptions is also available. If an exception is applicable, the Company may nevertheless choose not to use the exception, except in the case of Section 8.3(b)(v).

            (ii) Six Month Exception. The rebate requirement does not apply if 95% of the Gross Proceeds (other than certain types of Gross Proceeds described below) are spent for the Project within six months of the Date of Issue and 100% within one year. The Gross Proceeds not eligible for this exception, and thus subject to the rebate requirement (unless another exception applies), are: amounts in a Bona Fide Debt Service Fund, amounts in a reasonably required reserve fund (including amounts in any collateral fund for a credit facility), Gross Proceeds arising after the six month period that were not reasonably expected as the Date of Issue, and payments on the Loan Agreement. The exception will not apply if on the Date of Issue Gross Proceeds are reasonably expected to arise after the six month period.

            (iii) Eighteen Month Exception. The rebate requirement does not apply if all of the Gross Proceeds (other than certain types of Gross Proceeds described below) are spent for the Governmental Purpose in accordance with the following schedule: at least 15% within the 6 months from the Date of Issue, at least 60% within 12 months of the Date of Issue, and 100% within 18 months of the Date of Issue, except that a reasonable retainage (not to exceed 5% of such Gross Proceeds) to promote performance or to cover disputes need not be expended until 30 months after the Date of Issue. Also, failure to satisfy the third spending requirement is disregarded if the Company exercises due diligence to complete the Project and the amount of the failure does not exceed the lesser of 3% of the Issue Price or $250,000. To determine compliance with the first two spending periods, the amounts of Investment Proceeds included in Gross Proceeds is the amount estimated as of the Date of Issue. The Gross Proceeds not eligible for this exception and thus subject to the rebate requirement (unless another exception applies) are: amount in a Bona Fide Debt Service Fund, amount in a reasonably required reserve fund (including amounts in any collateral fund for a credit facility), Gross Proceeds arising more than 18 months after the Date of Issue that were not reasonably expected as of the Date of Issue; and payments on the Loan.

            (iv) Project Purpose. In applying Sections 8.3(b)(ii) and (iii), the Project includes payments of interest, but not principal, on the Bonds.

            (v) Bona Fide Debt Service Fund Exception. Any amount earned on a Bona Fide Debt Service Fund for a Bond Year shall not be subject to the Rebate Requirement if the gross earnings on such fund for such year is less than $100,000. Gross earnings shall be deemed to be less than $100,000, if the average annual debt service on the Bonds is less than $2,500,000.

      (c) Investment Information Requirements.

            (i) Investment Information to be obtained from the Trustee. The Company shall obtain from the Trustee the following information:

                  (A) the date upon which each Investment is purchased with
            amounts in funds and accounts under the Indenture;

                  (B) the purchase price of each Investment (net of commissions, administrative expenses and similar expenses);

                  (C) the date of sale or maturity of each Investment;

                  (D) the proceeds received on the sale or maturity of each
            Investment (recording separately commissions, administrative expenses and similar expenses to the extent such information is obtainable with a good faith effort); and

                  (E) earnings received with respect to each Investment.

            The Trustee agrees to supply the foregoing information not later than 20 days after the end of each Bond Year.

            (ii) Investment Information Requirements Applicable to the Company. The Company will maintain records adequate to determine the Rebate Requirement. Such records will include, but are not necessarily limited to, information regarding the following with respect to each and every Nonpurpose Investment by the Company allocated to Gross Proceeds:

            (A) the date of expenditure of all amounts held in the funds and accounts under the Loan Agreement and Indenture and

            (B) with respect to each Investment held in the funds or accounts under the Indenture:

                  (1) the purchase price (recording separately commissions,
            administrative expenses and similar expenses);

                  (2) nominal rate of interest;

                  (3) amount of accrued interest (included in purchase price)

                  (4) par or face amount;

                  (5) purchase date;

                  (6) maturity date;

                  (7) amount of original issue discount or premium (if any);

                  (8) type of Investment;

                  (9) frequency of periodic payments;

                  (10) period of compounding;

                  (11) yield to maturity;

                  (12) date of disposition;

                  (13) amount realized on the disposition (including accrued interest) recording separately commissions, administrative expenses and similar expenses)

                  (14) market price data sufficient to establish that the
            purchase price was equal to the fair market value on the date of acquisition or, if earlier, on the date of a binding contract to acquire such Investment; and

                  (15) market price data sufficient to establish the fair market value of any Investment as of any Computation Date, and as of the date such Investment becomes allocable to, is sold, or otherwise ceases to be allocable to, Gross Proceeds.

      (d) Record-Keeping Obligation. The Company shall retain such information, together with the records described in Section 8.3(c)(i) hereof and the records of the determinations required by Section 8.3 hereof until six years after the Final Computation Date or for such other period as the Treasury Department may, by regulations or rulings, provide.

      In the event, as a result of a failure of the Company to provide directions, the Trustee invests amounts held under the Indenture without direction from the Company, the Trustee shall retain with respect to such investments documentation to establish that all such investments have been acquired and disposed of in arms'-length transactions at prices equal to their Fair Market Value. In particular, the Trustee shall retain evidence to show that the requirements relating to the specific investments described in Section 8.3(e)(i)(C) and Section 8.3(e)(i)(D) have been met. For United States Treasury obligations purchased directly from the Treasury, proof of the price paid therefor shall be sufficient evidence.

      (e) Investment Valuation Rules.

            (i) In General. The Company agrees to comply with the following provisions and procedures in respect of the acquisition and disposition of Nonpurpose Investments. In this regard, the Company agrees, among other things, that it will not acquire or cause to be acquired any Nonpurpose Investment acquired with Gross Proceeds for an amount in excess of its Fair Market Value or sell or otherwise dispose of any such Nonpurpose Investment for an amount less than its Fair Market Value.

            (A) The Fair Market Value of any Nonpurpose Investment for which there is an Established Securities Market shall be determined as provided below. Except as otherwise provided below, any market especially established to provide a Nonpurpose Investment to an issuer of municipal obligations shall not be treated as an established market. Any investment not of a type traded on an Established Securities Market is rebuttably presumed to be acquired or disposed of for a price that is not equal to its Fair Market Value, except for the safe harbors set forth in paragraphs 3 and 4 hereof.

            (B) The Fair Market Value of any Nonpurpose Investment for which there is an Established Securities Market shall mean the price at which a willing buyer would purchase the investment from a willing seller in a bona fide arms'-length transaction determined on the date on which the contract to purchase or sell becomes binding (i.e. the trade date).

            If a United States Treasury obligation is acquired directly from or disposed of directly to the United States Treasury, such acquisition or disposition shall be treated as establishing a market for the obligation and as establishing the Fair Market Value of the obligation.

            (C) In the case of a certificate of deposit issued by a commercial bank which has a fixed interest rate, a fixed principal payment schedule, and a substantial penalty for early withdrawal, the certificate of deposit shall be considered acquired or disposed of for an amount equal to the Fair Market Value of the certificate of deposit if the certificate of deposit has a yield not less than the yield on reasonably comparable direct obligations of the United States and the yield on the certificate of deposit is not less than the highest yield that is published or posted by the provider to be currently available from the provider on comparable certificates of deposit offered to the public (See Schedule J for the certification).

            (D) In the case of a Guaranteed Investment Contract, the obligations acquired thereunder shall be considered acquired or disposed of for an amount equal to the Fair Market Value of such obligations if:

                        (1) the purchaser makes a bona fide solicitation for a
            Guaranteed Investment Contract with specified material terms and receives at least three bids on the contract from persons other than those with an interest in the Bonds (e.g., underwriters or brokers);

                        (2) the purchaser purchases the highest yielding
            investment contract for which a qualified bid is made (determined net of broker's fees);

                        (3) the determination of the price of the Guaranteed
            Investment Contract takes into account as significant factors, the purchaser's reasonably expected draw-down schedule for the funds to be invested, exclusive of float funds and reasonably required reserve or replacement funds;

                        (4) the collateral security requirements and other terms
            for the Guaranteed Investment Contract are reasonable, based on all the facts and circumstances;

                        (5) the provider of the Guaranteed Investment Contract
            certifies those administrative costs that are reasonably expected to be paid to third parties in connection with the contract (see
            Schedule I); and

                        (6) the yield on the Guaranteed Investment Contract
            (determined net of brokers' fees) is not less than the yield currently available from the provider on reasonably comparable contracts offered by the provider to other persons, if any, from a source of funds other than gross proceeds of an issue of tax-exempt bonds.

      (f) Computation of Bond Yield; Variable Yield Issue.

            (i) General. When the Bonds are a Variable Yield Issue, the Bond Yield is computed separately for each Computation Period and means the Yield that produces, as of the first day of the Computation Period, a Present Value of all payments made on the Bonds attributable to the Computation Period equal to the Present Value of all prices received for the Bonds during such period.

            (ii) Bond Payments. Payments on the Bonds attributable to a Computation Period are:

                  (A) the Purchase Price of Bonds actually tendered for by Bondholders for purchase during such period, the Redemption Prices (or, if greater, Value) of the Bonds actually redeemed during such period and the principal of the Bonds coming due during such period;

                  (B) payments during such period for Bond interest that accrued during such period or that accrued during the preceding Computation Period and was included in the Value of a Bond outstanding at the end of such preceding period;

                  (C) the Value of the Bonds outstanding on the last day of such period; and

                  (D) amounts properly allocable to fees for a Qualified Guarantee of the Bonds for such period.

            (iii) Bond Prices. Prices received for the Bonds attributable to the Computation Period are:

                  (A) in the case of the first day of the first Computation Period (i.e., the Date of Issue), the Issue Price of the Bonds; and in the case of the first day of each succeeding Computation Period, the Value of the Bonds outstanding as of the last day of the preceding Computation Period; and

                  (B) the Purchase Prices of Bonds paid by buyers in a remarketing of the Bonds which occurs during the period.

            (iv) Fixed Yield Bonds Included in a Variable Yield Issue. If, when the Bonds are Variable Yield Issue, some of the

Bonds are Fixed Yield Bonds, the Bond Yield shall be computed pursuant to this
Section 8.3(f); however, the special rules set forth in Section 8.3(g)(iii) for certain Fixed Yield Bonds shall apply to determine Bond payments and Bond prices in respect of such Bonds in a Computation Period.

            (g) Computation of Bond Yield: Fixed Yield Issue.

                  (i) General. When the Bonds are a Fixed Yield Issue, the Bond Yield shall be the Yield that produces, as of the Conversion Date, a Present Value of all unconditionally payable payments of principal and interest paid after such date and fees for a Qualified Guarantee properly allocable to the period after such date equal to the Value of the Bonds outstanding on such date.

                  (ii) Mandatory Sinking Fund Redemption. In determining Bond Yield, Bonds of the same maturity subject to the same mandatory sinking fund redemption schedule shall be treated as redeemed in accordance with the redemption schedule for an amount equal to their Present Value, unless the Stated Redemption Price at maturity of such Bonds does not exceed the Value of the Bonds at the Conversion Date by 1/4% times the product of the Stated Redemption Price at maturity and the number of years to the weighted average maturity date of the Bonds subject to the same redemption schedule, in which case the Bonds are treated as redeemed at their outstanding principal amount plus accrued, unpaid interest.

                  (iii) Optional Early Redemption. In determining Bond Yield, certain Bonds subject to optional early redemption shall be treated as redeemed for their Stated Redemption Price on the optional redemption date that produces the lowest Bond Yield. This rule applies to Bonds subject to optional redemption if (1) the first optional redemption date is within 5 years of the Conversion Date and the Bond Yield (assuming no optional redemptions occur) is .125% greater than the Bond Yield (assuming all Bonds optionally redeemable within 5 years of the Conversion Date are redeemed at their earliest redemption date);
(2) the Value of the Bonds exceeds their Stated Redemption Price at Maturity by more than the product of 1/4% and the number of complete years to the first optional redemption date of the Bonds; or (3) the Bonds bear interest at increasing interest rates (i.e. stepped coupon bond).

                  (iv) No Recomputation of Bond Yield. The Bond Yield of a Fixed Yield Issue shall be computed as of the Conversion Date and shall not be recomputed unless the Authority transfers, waives, modifies, or engages in a similar transaction regarding any right that is part of the terms of a Bond or is otherwise associated with the Bond (e.g., a redemption right) in a transaction separate and apart from the event that causes the Bonds to be a Fixed Yield Issue. If such a transfer, waiver, etc., occurs the Bond Yield shall be recomputed as if the Bonds were retired and reissued on the date of such occurrence for a price equal to the Value of the Bonds on such date and the recomputed Bond Yield shall take into account any amounts received by the Authority or the Company or a Related Person to the foregoing as consideration for the transfer, waiver, etc.

            (h) Allocation of Qualified Guarantee Payments.

                  (A) General. Payments for a Qualified Guarantee must be allocated to Bonds and Computation Periods in a manner properly reflecting the proportionate credit risk to the guarantor.

                  (B) Initial Fees. Reasonable credit facility set-up fees may be allocated ratably during the initial term of the credit facility.

                  (C) Variable Yield Bonds.

                        (1) If a Variable Yield Bond is redeemed early, the fees otherwise allocable to the period after redemption are allocable to Bonds that remain outstanding, or, if none, the period before the redemption.

                        (2) Non-level fees for a Qualified Guarantee for Variable Yield Bonds are properly allocated if, after each Bond Year the guarantee is in effect, an equal amount (proportionately reduced for any short Bond Year) is treated as paid at the beginning of that Bond Year. The Present Value (computed using a discount rate equal to the yield on the guaranteed Bonds determined without regard for the non-level payments) of the annual amounts must equal the fee for the guarantee allocated to that Bond.

      (i) Hedge. Neither the Authority nor the Company nor any Related Person to the foregoing has entered into, or expects to enter into a hedge in respect of the Bonds. In the event a hedge is entered into for the Bonds, the Authority and the Company covenant to consult with Bond Counsel as to the computation of Bond Yield.

      (j) Rebatable Arbitrage.

            (i) Frequency of Calculation; Rebate Exceptions. Rebatable Arbitrage shall be calculated as of each Computation Date and as of the last day of each Bond Year. However, see Section 8.3(b) above for instances in which Rebatable Arbitrage need not be computed in respect of certain Gross Proceeds.

            (ii) Special Rule for End of Bond Year Calculations. When the Bonds are a Variable Yield Issue, Rebatable Arbitrage shall be calculated as of the last day of a Bond Year based on a Bond Yield determined in a manner similar to the method of determination set forth in Section 8.3(f), using the Bond Year as the period of computation. Calculations performed at the end of a Bond Year are performed solely for determining the deposits to the Rebate Fund and do not affect the calculation of the Rebatable Arbitrage on each Computation Date.

            (iii) Receipts. Receipts with respect to a Nonpurpose Investment include all constructive as well as all actual receipts with respect to such investment. Constructive receipts include (1) in the case of a Nonpurpose Investment that is allocated to Gross Proceeds as of the last day of the Computation Period (or as of the last day of the Bond Year), the Value of the Nonpurpose Investment on such date and (2) in the case of a Nonpurpose Investment that ceases to be allocated to Gross Proceeds before its disposition or redemption (e.g., the investment becomes allocable to transferred proceeds of another issue or ceases to be allocated to the issue by operation of the Universal Cap) the Value of the Nonpurpose Investment on the date it ceases to be allocated to the issue. Receipts in respect of a Nonpurpose Investment are reduced by reasonable direct Administrative Costs (see paragraph (v) below). Receipts in respect of Investments do not include recoveries of overpayments of rebate.

            (iv) Payments. Payments with respect to a Nonpurpose Investment include all amounts of Gross Proceeds directly used to purchase such Nonpurpose Investment, adjusted for direct Administrative Costs. Where a Nonpurpose Investment is allocated to Gross Proceeds but was not directly purchased with Gross Proceeds, there shall be treated as a payment in respect of such investment the Value of such investment on the date it is allocated to Gross Proceeds. For a Nonpurpose Investment allocated to an issue at the end of the Computation Period (or at the end of the Bond Year), the Value of that investment on the first day of the next Computation Period (or on the first day of the next Bond Year) shall be treated as a payment. Payments in respect of Nonpurpose Investments include the Computation Credit and any Yield Reduction Payments made on Nonpurpose Investments.

            (v) Reasonable, direct and indirect Administrative Costs may be taken into account with respect to investments of Gross Proceeds in both regulated investment companies (within the meaning of Section 67(c)(2)(b) of the Code) and in a Commingled Fund in which the Authority and the Company and all members of the same controlled group as the Authority or the Company own less than 10% of the beneficial interest in the investments of the Commingled Fund. For purposes of regulated investment companies and Commingled Funds only, "administrative costs" include costs paid by or on behalf of an issuer for brokerage or selling commissions, legal and accounting fees, investment advisory fees, recordkeeping, safekeeping, custody, and similar costs and expenses of a fund as well as indirect costs such as general overhead. Administrative Costs also include 12(b)-1 fees charged by a regulated investment company.

            Administrative Costs for other investments include a brokerage commission for an investment contract purchased with Gross Proceeds regardless of whether the brokerage commission is paid or incurred on behalf of the Authority or the provider of the investment contract. Whether the administrative costs are reasonable is based on all the facts and circumstances including, without limitation, whether or not comparable in nature and amount to customary administrative costs that would be charged for the same investment if the investment were made from a source of funds other than Gross Proceeds. See
Section 1.148-5T(e) (2)(iii) of the Temporary Treasury Regulations for the special rule for administrative costs of a Guaranteed Investment Contract.

            Under no circumstances, however, may administrative costs paid or incurred for computing Rebateable Arbitrage be taken into account.

            (vi) Future Value Formula. The future value of a receipt or payment in respect of a Nonpurpose Investment shall be determined by using the following formula:

                                  FV=PV(1 + i)^n
      where:

      FV = the future value of the receipt or payment;

      PV = the amount of the receipt or payment;

      i = Bond Yield divided by the number of compounding intervals in a year; and

      n = the number of whole or fractional compounding intervals from the date of the receipt or payment to the last day of a Bond Year or the Computation Period.

            (vii) Maintenance of Rebate Requirement in the Rebate Fund; Deposits and Withdrawals from Rebate Fund. There shall be maintained in the Rebate Fund an amount equal to the Rebatable Arbitrage for the Bonds determined from time to time as of each date of calculation of the Rebatable Arbitrage. If the Rebatable Arbitrage as so determined exceeds the amount on deposit in the Rebate Fund, then within 60 days of such calculation date, the Company shall transfer from its own funds (or the Company shall direct the Trustee to withdraw from the funds and accounts held under the Indenture and transfer) to the Rebate Fund an amount such that the balance in the Rebate Fund after such transfer equals the Rebatable Arbitrage as of such date of calculation. If the amount on deposit in the Rebate Fund exceeds the Rebatable Arbitrage as so determined, the Trustee, upon written direction of the Company, shall withdraw such excess amount and transfer such amount as provided in the Indenture. Any amounts remaining in the Rebate Fund after payment with respect to all the Bonds and payment of the amounts described in subsection (ix) of this Section 8.3(j), or provision made therefor satisfactory to the Trustee, including accrued interest and payment of any applicable fees to the Trustee and satisfaction of the requirements of this Section 8.3(j), shall be withdrawn by the Trustee and paid to the Company upon written direction of the Company. The Company covenants to make deposits to the Rebate Fund in the event the amounts in the Rebate Fund and transfers of the available amounts from the funds and accounts under the Indenture are insufficient to meet the Rebatable Arbitrage requirement on the end of any Bond Year or any Computation Date.

            (viii) Withdrawals to Pay United States. Within 60 days after each Computation Date, the Company shall direct the Trustee to make any required rebate payments related to such date to the United States. The rebate payment as of any Installment Computation Date shall be an amount which, when added to the future value of previous rebate payments, equals at least 90% of the Rebatable Arbitrage calculated as of such Computation Date. The rebate payment as of the Final Computation Date shall be an amount, which when added to the future value of all previous rebate payments, equals 100% of the Rebatable Arbitrage calculated as of such Final Computation Date.

            (ix) Place and Manner of Rebate Payments. Each rebate payment shall be made to the Internal Revenue Service Center, Philadelphia, Pennsylvania 19255 on or before the date such payment is due and shall be accompanied by IRS Form 8038-T.

      (k) Survival of Defeasance or Payment. Notwithstanding anything in this Tax Regulatory Agreement or the Indenture to the contrary, the obligation of the Authority and the Company to remit the amount determined pursuant to section 8.3 to the Internal Revenue Service, and to comply with all other requirements contained in this Section 8.3, shall survive the defeasance or payment in full of the Bonds.

      Section 8.4. Non-Arbitrage Certifications of the Authority. The Authority hereby certifies that:

      (a) Authorized Officer. The undersigned officer of the Authority is a duly chosen, qualified official of the Authority, and as such is charged, together with other officials, with the responsibility for issuing the Bonds. The undersigned officer of the Authority is familiar with the facts, estimates and expectations of the Authority set forth herein and is duly authorized to deliver the certifications contained in this Section 8.4 on behalf of the Authority.

      (b) Authorization and Purpose. The Bonds are being issued pursuant to the Act and the Indenture for the purpose of providing funds to pay a portion of the Project Costs and Costs of Issuance.

      (c) Facts, Estimates and Circumstances. On the basis of the facts, estimates and circumstances in existence on the date hereof, the undersigned officer of the Authority reasonably expects the following with respect to the amount and use of proceeds of the Bonds and certain other funds.

      (i) Proceeds.

            (A) Sale Proceeds.

                  (1) Total. The Bonds are being delivered on this day to the initial purchaser in exchange for Sale Proceeds of $3,810,000. Such amount is calculated as the principal amount of the Bonds ($3,810,000) plus accrued interest, if any, and minus underwriter's discount, if any.

                  (2) Accrued Interest. The amount of Proceeds received as accrued interest on the Bonds (i.e., $-0-) will be deposited in the Debt Service Fund and will be used to pay a portion of the interest on the Bonds on the next interest payment date.

                  (3) Project Fund. $3,810,000 of the proceeds of the Bonds will be deposited in the Project Fund which will be used to pay the costs of the Project including costs of issuance in the amount of $47,768.

                  (4) Capitalized Interest. Proceeds in the amount of $112,488 will be deposited in the Project Fund to pay a portion of the interest during the acquisition, construction and installation of the Project.

                  (5) Binding Obligations. An amount greater than 5% of the net sale proceeds has been expended on the Project.

                  (6) Due Diligence. Work on the Project will proceed with due diligence.

                  (7) Expenditure. A portion of the proceeds and Investment Proceeds in the Project Fund are expected to pay Project Costs before December 12, 2000. A portion of the proceeds may be used to reimburse costs incurred by the Company prior to the date of issue of the Bonds. No proceeds will be used to reimburse expenditures made earlier than 60 days prior to date of the Inducement Resolution.

            (ii) Investment Proceeds. The Investment Proceeds of the Bonds derived from Bond proceeds in the funds held under the Indenture, will be deposited to the Earnings Fund and after any transfers to the Rebate Fund, credited to the Project Fund prior to the Completion Date. After the Completion Date, the earnings on such funds will be credited first to the Earnings Fund and Rebate Fund, if necessary, and then applied to pay debt service on the Bonds. Earnings on all funds and accounts will be deposited in the Rebate Fund to the extent required by the Indenture and this Tax Regulatory Agreement.

            (iii) No Overissuance. The Net Proceeds and Investment Proceeds of the Bonds do not exceed the amount necessary to pay the costs of the Project, to pay accrued interest and interest on the Bonds, and to pay the Costs of Issuance of the Bonds.

      (d) Debt Service. The Authority expects that debt service on the Bonds will be paid from payments of principal and interest under the Loan Agreement, amounts transferred to the Debt Service Fund as accrued interest and earnings on amounts in the Debt Service Fund. Payments of principal and interest shall be paid to the Trustee for deposit in the Debt Service Fund. Amounts so deposited in the Debt Service Fund (other than prepayments, which shall be used for the optional redemption of Bonds) will be applied (i) on the next Interest Payment Date to pay interest then due on the Bonds, principal of the Bonds, at maturity or upon redemption prior to maturity and (ii) to pay the Trustee's annual fee.

      The Debt Service Fund (other than any carryover amount exceeding one-twelfth of annual debt service) will be used primarily to properly match payments of interest and principal on the Loan Agreement with debt service payments on the Bonds in each Bond Year and the Authority expects that such account and fund will be depleted at least once a year, except possibly for any capitalization interest account and a carryover amount which will not exceed one year's earnings on such account and fund or, in the aggregate, one-twelfth of the debt service on the Bonds for the immediately preceding Bond Year. Optional prepayments are not anticipated, but if made, they will be deposited in the Debt Service Fund and it is expected that they will be expended to redeem Bonds on the earliest available date for redemption.

      Earnings from amounts in the Debt Service Fund will be deposited in the Earnings Fund and after provision for rebate, if any, to the Debt Service Fund and applied for the purposes thereof.

      (e) Renewal Fund. No renewal fund has been created for the Project.

      (f) Earnings and Rebate Funds. Amounts will be transferred to the Earnings Fund and the Rebate Fund pursuant to section 5.7(B) of the Indenture and this Tax Regulatory Agreement. Amounts in the Rebate Fund shall be paid to the United States in the amounts and at the times set forth in this Tax Regulatory Agreement, or to the extent remaining after final payment of the Rebate Requirement, shall be remitted to the Company.

      (g) No Other Sinking Funds or Funds Pledged with Reasonable Assurance of Availability for Debt Service. Except for the Debt Service Fund, no other funds have been created by the Authority or the Company as to which amounts deposited therein are reasonably expected to be used directly or indirectly to pay debt service on the Bonds or which directly or indirectly secure the Bonds and for which there is a reasonable assurance that amounts therein will be available to pay debt service on the Bonds in the event financial difficulties are encountered.

      (h) No Replacement. No portion of the Bond Proceeds will be used as a substitute for other funds of the Authority or the Company (i) which were otherwise to be used to pay the cost of the Project, (ii) which will not be so used, and (iii) which have been or will be so used to acquire directly or indirectly, Investments producing a Yield in excess of the Yield on the Bonds.

      (i) Yield on the Bonds.

            (i) General. For purposes of this Tax Regulatory Agreement, Yield on the Bonds means that percentage rate which, when used in computing (by the actuarial method using semi-annual compounding) the present value of all payments of interest on and principal of Bonds and of all Qualified Guarantee Payments, if any, produces an amount equal to the

      Issue Price of the Bonds. Because the interest rate on the Bonds to maturity is not determinable on the date hereof, the yield to maturity cannot be determined on the date hereof.

      (j) Yield on the Loan Agreement.

            (i) General. Pursuant to the terms and limitations of the Loan Agreement, the Company has promised to pay the principal and interest on the Bonds. The Yield on the loan is calculated as the percentage rate which, when used in computing (by the actuarial method and using semi-annual compounding) the present value of all scheduled and expected payments and of certain fees paid to the Authority, produces an amount equal to the adjusted purchase price of the loan. The purchase price of the loan shall be equal to the Issue Price of the Bonds. Calculated in such manner, Bond Counsel, based on the calculations of Brown Brothers Harriman & Co., has advised the Authority that the Yield on the loan will not exceed the Yield on the Bonds by more than .125 percent.

      (k) Yield on the Investments Other Than Loan Agreement.

            (i) Accrued Interest. The amount of Proceeds received as accrued interest, if any, will be invested without Yield restriction until used on the next interest payment date to pay a portion of the interest then due on the Bonds.

            (ii) Project Fund. Amounts on deposit in the Project Fund (including capitalized interest) may be invested without regard to Yield restriction until the earlier of the date of expenditure of such amounts or the date three years from the date hereof.

            (iii) Investment Proceeds. Investment Proceeds will be invested without restriction as to Yield for one year from the date of receipt of the amount earned.

            (iv) Debt Service Fund (Other Than Excess Carryover Amounts). Amounts in the Debt Service Fund (other than carryover amounts exceeding one-twelfth of debt service on the Bonds for the immediately preceding Bond Year and other than any capitalized interest account) will be invested without Yield restriction for a period not exceeding thirteen months from the date of deposit of such amounts in such fund. Carryover amounts in the Debt Service Fund exceeding one-twelfth of debt service on the Bonds for the immediately preceding Bond Year (other than any capitalized interest account) will be invested, at a yield not exceeding the Yield on the Bonds, in Tax Exempt Investments or will be the subject of Yield Reduction Payments as described in section 8.7 hereof.

            (v) Rebate Fund. Amounts deposited in the Rebate Fund which are Investment Proceeds and other amounts in the Rebate Fund will be invested without Yield limitation while they are held in the Rebate Fund.

            (vi) Yield Limitation. Amounts referenced above as subject to a three year, one year, or 13 month period of investment which remain unexpended at the end of such period, will be invested at a Yield not exceeding the Yield on the Bonds, in Tax-Exempt Investments or will be the subject of Yield Reduction Payments to the extent that such amounts in the aggregate (with other Yield-restricted amounts) exceeds $100,000, unless a ruling of the Internal Revenue Service, or an Opinion of Counsel, is first obtained to the effect that no such Yield restriction is necessary. Notwithstanding the foregoing, no Yield restriction shall apply to any Nonpurpose Investment not allocated to the Bonds pursuant to Section 8.6.

            (vii) Valuation of Investments. In determining the amounts on deposit in any account for purposes of this Section 8.5(o), the purchase price of Investments, including accrued interest, shall be added together, and there shall be added to or subtracted from such purchase price any discount or premium computed ratably on an annual basis.

      (l) Bonds Not Hedge Bonds. At least eighty-five percent (85%) of the Net Proceeds of the Bonds will be expended within three years of the date hereof and no amount of the Net Proceeds or Investment Proceeds is or will be invested in either Nonpurpose Investments or Tax-Exempt Investments, having a guaranteed yield for 4 years or more.

      (m) Reliance Upon Certification, Advice and Computations. The Authority's certifications contained in Section 8.4(c)(iii) No Overissuance, Section 8.4(g) No Other Sinking Funds or Funds Pledged with Reasonable Assurance of Availability for Debt Service, and Section 8.4(h) No Replacement are made in reliance upon the Non-Arbitrage Certifications of the Company contained in
Section 8.7. The Authority's certification as to the Yield on the loan has been made in reliance on the advice of Bond Counsel and calculation by Brown Brothers Harriman & Co. The Authority is not aware of any facts or circumstances that would cause it to question the accuracy of such certifications, representations, computations and advice.

      (n) Hedging Transactions. The Company has not entered into, nor does it expect to enter into, any "hedging" transactions (i.e. transactions involving interest rate swaps, caps, collars, or similar mechanisms to shift interest rate risk) in respect of the Bonds or the loan. If the Company does enter into a "hedging" transaction in respect of the Bonds or the loan, the Company will obtain and furnish to the Authority the written Opinion of Counsel with respect to such transaction and its effect on the tax exemption for the interest on the Bonds.

      (o) Reasonable Expectations. To the best of the knowledge and belief of the undersigned officer of the Authority, there are no facts, estimates or circumstances other than those expressed herein that would adversely affect the expectations expressed above and the Authority's expectations are reasonable. The certifications set forth above are made for the purpose of establishing the reasonable expectations of the Authority as to the amount and use of proceeds of the Bonds and certain other amounts. They are intended and may be relied upon as a certification described in Section 1.148-2(b) of the Treasury Regulations or successor regulations and delivered as part of the record of proceedings in connection with the issuance of the Bonds.

      Section 8.5. Universal Cap Limit on Allocation of Nonpurpose Investments.

      (a) General Rule. Nonpurpose Investments of Gross Proceeds are allocated to the Bonds only to the extent that the Value of such investments does not exceed the Universal Cap.

      (b) Exception. Nonpurpose Investments of Gross Proceeds in a Bona Fide Debt Service Fund (e.g., the Debt Service Fund other than a carryover amount in excess of one-twelfth of debt service on the Bonds for the preceding Bond Year and any capitalized interest account) are allocated to the Bonds without regard to the Universal Cap.

      (c) Dates of Application of Universal Cap. The Universal Cap is applied on the second anniversary date of the Date of Issue and on of the first day of each Bond Year thereafter.

      (d) Valuation of Nonpurpose Investments. On each date of application of the Universal Cap, all Nonpurpose Investments shall be valued at their Value.

      (e) Allocation of Amounts Exceeding Universal Cap. If on a date of application of the Universal Cap, Nonpurpose Investments have a Value in excess of the Universal Cap, the Value of such investments equal to such excess shall cease to be allocated to the Bonds in the following order: (i) Nonpurpose Investments of replacement proceeds, (ii) Nonpurpose Investments of "transferred proceeds" and
(iii) Nonpurpose Investments of Sale Proceeds and Investment Proceeds. Nonpurpose Investments which cease to be allocated to the Bonds shall be deemed sold at their Value for purpose of the Rebate Requirement and shall be no longer subject to Yield restriction.

      (f) Failure to Apply Universal Cap. A failure to apply the Universal Cap does not violate the Code or applicable Treasury Regulations, if, in the absence of the failure, the Bonds would have satisfied the Universal Cap rule.

      Section 8.6. Yield Reduction Payments. Any amount paid to the United States, including a rebate amount, shall be treated as a payment for the investment that reduces the yield on the investment. Eligible investments include:

      (a) Nonpurpose investments allocable to proceeds of an issue that qualified for a temporary period under Treasury Regulation Section 1.148-2(e)(2), (3), (4) or (6);

      (b) Investments allocable to an issue in which at least 5% of the Value of the issue is composed of Variable Yield Bonds, unless the issue is a "hedge bond";

      (c) Nonpurpose Investments allocable to transferred proceeds of a current refunding issue or an advance refunding issue which cannot comply with Yield restriction by investing in zero yield obligations;

      (d) Replacement proceeds in a nonqualified reserve fund (due to exceeding the size limitation) and such amounts are either (i) not greater than 15% of the principal amount or the issue price if there is more than de minimis original issue discount or premium or (ii) such amounts are not expected to be used for debt service on the Bonds; and

      (e) Replacement proceeds of a refunded issue due to the Universal Cap rule.

      Yield Reduction Payments shall be made at the same time and in the same manner as rebate payments or as the Commissioner of Internal Revenue prescribes otherwise.

      Section 8.7. Non-Arbitrage Certifications of the Company. The Company has read Section 8.5 of this Tax Regulatory Agreement. The Company acknowledges that said section sets forth (i) the Authority's reasonable expectations as to the amount, investment, expenditure and use of the proceeds of the Bonds, other amounts held under the Indenture, and earnings derived from the investment of the foregoing, all in respect of the Bonds,

(ii) amounts due to the Authority under the Loan Agreement and (iii) the facts, estimates and circumstances existing on the date hereof which form the basis for such expectations of the Authority. The Company recognizes that certain of the facts, estimates and circumstances forming the basis of the Authority's certifications are within the knowledge of the Company and that, as indicated in
Section 8.4(m), the Authority is relying on the Company as to the accuracy and completeness of such matters. The Company hereby certifies that the statements made in the paragraphs referenced in Section 8.4(m) as made in reliance on the Company are accurate, complete and reasonable in all material respects and the Company consents to the Authority's reliance on this certification for the purpose of delivering its Non- Arbitrage Certifications. The Company certifies that it is not aware of any facts or circumstances that would cause it to question the accuracy or completeness of the matters recited in Section 8.4 of this Tax Regulatory Agreement.

                                   ARTICLE IX

                     $40 MILLION LIMITATION ON PAB ACTIVITY

      Section 9.1. Current Test-Period Beneficiaries of the Bonds. The Company represents that currently, the only Test- Period Beneficiaries of the Bonds are the Company and any Related Person to the foregoing.

      Section 9.2. Current Compliance. The Company represents that as of this date, except as set forth in Schedule G hereto, there are no outstanding Tax-Exempt Private Activity Bonds that finance facilities which are or were used by the Company and any Related Person or any Successor Person in a manner causing any of them to be a Test-Period Beneficiary of such obligations.

      Section 9.3. Future Compliance. The Company covenants that before taking any of the actions described in subsections (a),(b) or (c) below, it shall file with the Authority a Certificate of Compliance with the $40 Million Tax-Exempt Private Activity Bond Limit establishing that the portion of the original principal amount of the Bonds allocable to a Test-Period Beneficiary plus the amount of Tax-Exempt Private Activity Bonds which are allocable to such Test-Period Beneficiary and which are outstanding on the Date of Issue of the Bonds does not exceed $40 million.

      (a) Other Facilities. The action described in this paragraph is that the Company or a Related Person or another Test-Period Beneficiary, if any, of the Bonds, becomes an owner or user of a facility financed with Tax-Exempt Private Activity Bonds outstanding on the Date of Issue of the Bonds.

      (b) Other Test-Period Beneficiaries. The actions described in this paragraph are that the Company or any Related Person to the foregoing in cases
(i) and (iii) below, or another Test-Period Beneficiary, if any, of the Bonds (including a Related Person thereto) in cases (i) - (iii) below: (i) leases or sells more than 10% of the Project, measured by space, capacity or value to another person; (ii) increases its percentage of ownership or use of the Project; or (iii) otherwise takes any action causing any person not previously treated as a Test-Period Beneficiary of the Bonds to become a Test-Period Beneficiary of the Bonds.

      (c) Additional Related Persons. The actions described in this paragraph are that the Company, or another Test-Period Beneficiary, if any, of the Bonds, or a Related Person to any of the foregoing, (i) merges, consolidates with, acquires more than a 50% interest in, or is acquired by another person or entity or

(ii) transfers substantially all of its properties to any person or entity, who is not, prior to such transfer, a Related Person, (iii) receives substantially all of the assets of any person or entity, who is not, prior to such transfer, a Related Person, or (iv) acquires or transfers assets to or from a corporation (who is not, prior to such event, a Related Person) in a transaction described in Code Section 381(a). Actions described in this paragraph also include a Test-Period Beneficiary (including the Company) of the Bonds or a Related Person to such Test Period Beneficiary taking action that results in another person or entity becoming a Related Person to such Test-Period Beneficiary or Related Person.

      Section 9.4. Allocation Rules.

      (a) General. The allocation of portions of issues of Bonds and Tax-Exempt Private Activity Bonds and portions of facilities financed thereby to Test-Period Beneficiaries shall be made in accordance with Code Section 144(a)(10)(C) and Proposed Treasury Regulation Section 1.103-10(i)(4) or any successor regulation.

      (b) Maximum Allocation Rule. The portion of a bond issue allocable to a Test-Period Beneficiary is the highest percent of the facility financed by the issue that the beneficiary owned or used during the three-year period described in the definition of Test-Period Beneficiary.

      (c) Amount of Issue Allocable to Related Person; No Double Counting. The portion of a bond issue allocable to a Related Person of a Principal User of facilities financed by the issue is the same portion allocable to such Principal User. However, if both such persons use the same bond-financed facility, then the portion of the bonds allocable to each such person shall be allocated only once.

      (d) Certain Redeemed Bonds Not Counted. Tax-Exempt Private Activity Bonds otherwise allocable to a Test-Period Beneficiary of the Bonds will not be so allocated to the extent they are redeemed (other than from the proceeds of a tax-exempt refunding issue) no later than 180 days after such beneficiary becomes a Test-Period Beneficiary of the bonds to be redeemed.

                                    ARTICLE X

                            COVENANTS AND AMENDMENTS

      Section 10.1. Compliance with Code.

      (a) The Company agrees and covenants that it shall at all times do and perform all acts and things necessary or desirable and within their reasonable control in order to ensure that interest paid on the Bonds shall, for the purpose of Federal income taxation, be excludable from the gross income of the recipients thereof, except in the event that such recipient is a Substantial User or Related Person.

      (b) The Company acknowledges that the covenants and conditions set forth in this Tax Regulatory Agreement are based upon the Code as it exists on the date hereof and that the Code may be subsequently interpreted or modified by the Federal government in a manner which is inconsistent with the covenants set forth herein. The Company agrees that any such subsequent modification or interpretation of the Code will be deemed a requirement that must be met pursuant to the general tax covenant set forth in (a) above.

      Section 10.2. Amendments. This Tax Regulatory Agreement may be amended only by a writing signed by Authorized Representatives of the Authority and the Company, after approval by Bond Counsel. No amendment shall be made to any provision relating to the Trustee, and no amendment adding to the duties, covenants or representations of the Trustee shall be made without the prior written consent of the Trustee.

      Section 10.3. Reliance. The Authority and the Company acknowledge that all parties to the transaction for the Bonds, including the Beneficial Owners, the Trustee, Bond Counsel and counsel to the parties are relying on and are entitled to rely on the representations and expectations made by the Authority and the Company herein.

      Section 10.4. Execution in Counterpart. This Tax Regulatory Agreement may be executed by the various parties hereto in several counterparts, each of which shall be executed by the Authority, the Company and the Trustee and be deemed to be an original and all of which shall constitute together but one and the same agreement.

      Section 10.5 Trustee Notice Requirements. In the event that the Trustee has not received from the Company an instruction, computation, calculation, notice or payment (based upon such computation) required to be delivered to the Trustee at the time and in the manner as specifically required by, and set forth in, this Tax Regulatory Agreement, the Trustee shall notify the Authority of such failure of the Company to furnish such item.

      IN WITNESS WHEREOF, the Authority, the Company and the Trustee have caused this Tax Regulatory Agreement to be executed on their behalf by their respective authorized representatives as of the date first above written.

                                        CONNECTICUT DEVELOPMENT AUTHORITY

                                        By: /s/ Antone C. Botelho III
                                           -------------------------------


                                        SONICS & MATERIALS, INC.

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------
                                             Authorized Officer


                                        BROWN BROTHERS HARRIMAN TRUST
                                        COMPANY

                                        By: /s/ [ILLEGIBLE]
                                           -------------------------------
                                             Authorized Officer

                                   Schedule A

                            PUBLIC HEARING PROCEDURES
                       FOR FEDERAL TAX COMPLIANCE PURPOSES

      The Authority is required by current federal tax law to conduct a public hearing regarding issues of industrial development bonds. Reasonable public notice must be given in advance of the hearing. These procedures are adopted by the Authority to guide the conduct of the federally required hearings.

      Reference. These procedures may be referred to by the Authority in its certifications regarding industrial development bonds as "Public Hearing Procedures for Federal Tax Compliance Purposes."

      Purpose. The purpose of these procedures is to provide general guidance for the conduct of the public notice and public hearing requirements of Section 147(f) of the Internal Revenue Code of 1986, as amended (the "Code"), relating to the issuance of certain tax-exempt industrial development bonds.

      Scope. Hearings concerning Self-Sustaining Program and Umbrella Program notes and bonds shall be conducted substantially in accordance with these guidelines, except to the extent alternative procedures may be approved by Bond Counsel or by an Authorized Representative of the Authority as sufficient to achieve the purpose of the hearings. No hearing need be conducted for issues or portions of issues exempted from the hearing requirement by the Code.

      Authorization. The adoption of these procedures is authorized by the State Commerce Act. Nothing contained therein, however, shall be construed to imply that a public hearing regarding industrial development bonds is or shall be required for the purposes of State law or that hearings conducted under these procedures must be conducted under the Uniform Administrative Procedure Act.

      Timing. The public hearing for any industrial development bond issue may be conducted at any time prior to the approval of the bonds by an appropriate elected official of the State and authorization of the issuance of the bonds by the Authority.

      Notice. Notice of the hearing scheduled for any proposed bond issue shall be published, substantially in the form attached hereto as Appendix A, at least 14 calendar days in advance of the scheduled public hearing date.

      Newspaper. Notice shall be published in the newspaper for the city or town in which the proposed project is to be located. The Authority, based on reasonable inquiry and investigation, hereby determines that the publication of notice in the manner provided herein is reasonably designed to apprise residents of the affected city or town of the proposed issuance of the bonds.

      Location. The hearing shall be conducted at the offices of the Authority in Rocky Hill, Connecticut. The Authority, based on reasonable inquiry and investigation, hereby further determines that locating the hearing at such offices would be convenient for persons affected by the facilities financed by the bonds.

      Hearing Officer. Any Authorized Representative of the Authority may conduct the public hearing. For this purpose, Authorized Representatives include any member or duly designated alternate member of the Authority, the Executive Director, the Deputy Director, any Program Manager and any Loan Officer.

      Subject. The public hearing shall address the subject of the nature and location of the proposed project and the issuance of bonds to finance the project.

      Conduct. The hearing shall be conducted at a time and in a manner that provides reasonable opportunity for persons with differing views on the subject of the hearing to be heard. The hearing officer shall present a short statement regarding the subject of the hearing, including the identity of the participants, the nature and location of the proposed project, the nature of the bond issue, and the public purpose of the transaction. Reasonable questions and verbal comment shall be entertained.

      In the discretion of the hearing officer, the time for verbal expression may be limited or written statements accepted if appropriate in the circumstances of the hearing. Priority of appearance and all other matters necessary to assure the expeditious and orderly conduct of the hearing in the interests of its purpose shall be determinatively established by the hearing officer present. Hearings may be conducted in conjunction with or apart from board meetings.

      For the convenience of the Authority or any other cause, hearings once scheduled may be postponed, canceled, rescheduled, discontinued or recontinued without restriction, except that notice shall be again published regarding any rescheduled hearing to the extent it is required by the Code.

      In the event that for any proposed issue no persons appear to address the hearing within one-half hour of the time scheduled for its commencement, the hearing officer may declare the hearing to have been held unattended and to be concluded.

      Plan of Financing. The public hearing also may address subsequent issues of obligations to occur within three years of the initial issue providing financing for a proposed project. The subsequent obligations may be issued for refunding purposes or to provide financing for further phases of construction or acquisition initially approved.

                                   Schedule B

                            RECORD OF PUBLIC HEARING

              [LETTERHEAD OF THE NEWS-TIMES, DANBURY, CONNECTICUT]

CT DEVELOPMENT AUTHORITY                                                  501966
VERA GALKA
845 BROOK STREET
ROCKY HILL  CT  06067

                                 THE NEWS-TIMES
                            AFFIDAVIT OF PUBLICATION

STATE OF CONNECTICUT
COUNTY OF FAIRFIELD SS. DANBURY

--------------------------------------------------------------------------------
                                  LEGAL NOTICE
                            NOTICE OF PUBLIC HEARING

      The Connecticut Development Authority (the "Authority") is empowered under the State Commerce Act to issue its tax exempt revenue bonds for authorized projects subject to a public hearing, as required by Section 147(f) of the Internal Revenue Code of 1986, as amended. The project(s) to be financed with the proceeds of the bonds will general consist of land, buildings and equipment, and it is expected they will increase or maintain the tax base, employment and economic diversity in the State of Connecticut.

      The following loan(s) have been requested and a hearing is scheduled for 10:00 a.m. on Tuesday, November 18, 1997, at the Authority offices located at 999 West Street, Rocky Hill, CT 06067. The subject of the hearing will be the nature and location of the proposed project and the issuance of bonds by the Authority to provide financing. Interested persons are invited to attend and will have an opportunity to make a statement regarding the project or the financing. Written comments and general inquiries may be directed to the Authority at the address above, attention Antone C. Botelho, III.

      NAME OF BORROWER/OCCUPANT -- Sonics & Materials, Inc.

      PROJECT ADDRESS -- 55 Church Hill Road Newtown, CT 06470.

      TYPE OF PROJECT AND PROJECT DESCRIPTION -- A loan to a manufacturer of ultrasonic bonding equipment and ultrasonic liquid processors for the purchase of 7.5 acres of land with an existing 62,000 sq. ft. building situated thereon, the construction of renovations thereto and other site improvements thereon, the acquisition and installation of new production machinery and equipment therein and other related project costs.

      MAXIMUM AMOUNT OF FINANCING -- $4,000,000.

      ASSETS TO BE FINANCED -- Land, buildings, machinery & equipment and other costs including costs of issuance and required reserves, if any.

--------------------------------------------------------------------------------

ON THIS 6th OF NOV, 1997 PERSONALLY APPEARED BEFORE THE UNDERSIGNED, A NOTARY PUBLIC, WITHIN AND FOR SAID COUNTY AND STATE, CHERI PANZICA OF THE NEWS TIMES, A DAILY NEWSPAPER PUBLISHED AT DANBURY IN SAID COUNTY OF FAIRFIELD AND STATE OF CT, WHO, BEING DULY SWORN, STATES ON OATH THAT THE FOLLOWING ADVERTISEMENT S APPEARED IN THE NEWS-TIMES ON THE BELOW LISTED DATES.

                                                  /s/ Cheri Panzica
                                     -------------------------------------------
                                                    CHERI PANZICA

SUBSCRIBED AND SWORN TO BEFORE ME, ON THIS 6 DAY OF NOV 1997 A.D.

                                              /s/ Virginia [ILLEGIBLE]
                                     -------------------------------------------
                                               NOTARY PUBLIC 10 31 99


PUBLICATION          EXPIRE DATE        AD CAPTION        # TIMES      AMOUNT

THE NEWS TIMES        11/04/97       SONICS/MATERIAL          1        478.32
11/04/97

               [LETTERHEAD OF CONNECTICUT DEVELOPMENT AUTHORITY]

VIA FACSIMILE (860) 241-3866

October 30, 1997

The Hartford Courant
285 Broad Street
Hartford, Connecticut 06115

Attention: Classified - Legal Notices

To Whom it May Concern:

      Please find enclosed our Notice of Public Hearing information which must be published in your newspaper on Tuesday, November 4,1997.

      Please send us an "Affidavit of Publication Certificate" and a cutout of the newspaper notice immediately upon publication. Such Affidavit and Cutout should be received by this office not later than Friday, November 14, 1997.

      Any questions regarding the notice should be directed to Antone C. Botelho, III at (860) 258-7890. All correspondence should be addressed to:

      Ms. Verna Galka
      Connecticut Development Authority
      999 West Street
      Rocky Hill, CT 06067

Very truly yours,


/s/ Antone C. Botelho III

Antone C. Botelho III
Senior Vice President

enc.

cc:  V. Galka
     W. Loafman

                            NOTICE OF PUBLIC HEARING

      The Connecticut Development Authority (the "Authority") is empowered under the State Commerce Act to issue its tax exempt revenue bonds for authorized projects subject to a public hearing, as required by Section 147(f) of the Internal Revenue Code of 1986, as amended. The project(s) to be financed with the proceeds of the bonds will general consist of land, buildings and equipment, and it is expected they will increase or maintain the tax base, employment and economic diversity in the State of Connecticut.

      The following loan(s) have been requested and a hearing is scheduled for 10:00 a.m. on Tuesday, November 18, 1997, at the Authority offices located at 999 West Street, Rocky Hill, CT 06067. The subject of the hearing will be the nature and location of the proposed project and the issuance of bonds by the Authority to provide financing. Interested persons are invited to attend and will have an opportunity to make a statement regarding the project or the financing. Written comments and general inquiries may be directed to the Authority at the address above, attention Antone C. Botelho, III.

                               PROPOSED PROJECT(S)

------------------------------------------------------------------------------------------------------------------------------------
     Name of           Project Address           Type of Project and Project Description        Maximum Amount     Assets to be
Borrower/Occupant                                                                                of Financing        Financed
------------------------------------------------------------------------------------------------------------------------------------
Sonics & Materials,  55 Church Hill Road    A loan to a manufacturer of ultrasonic bonding        $4,400,000      Land, buildings,
      Inc.           Newtown, CT 06470      equipment and ultrasonic liquid processors for                           machinery &
                                               the purchase of 7.5 acres of land with an                            equipment and
                                               existing 62,000 sq. ft. building situated                             other costs
                                               thereon, the construction of renovations                          including costs of
                                             thereto and other site improvements thereon,                           issuance and
                                                the acquisition and installation of new                          required reserves,
                                              production machinery and equipment therein                               if any.
                                                   and other related project costs.
------------------------------------------------------------------------------------------------------------------------------------

077699

                            Affidavit of Publication

State of Connecticut  )
                      )  ss.   HARTFORD, CONN.
County of Hartford    )

I Diane Luka do solemnly swear that I am credit representative of the Hartford Courant, printed and published at Harftord, in the State of Connecticut and that from my own personal knowledge and reference to the files of said publication the advertisement of

                                 (SEE ATTACHED)

                     11/18/97       Hearing        $251.10

was inserted in the regular editions on dates as follows:  11/4/97

--------------------------------------------------------------------------------

                                  Connecticut
--------------------------------------------------------------------------------

                            NOTICE OF PUBLIC HEARING

      The Connecticut Development Authority (the "Authority") is empowered under the State Commerce Act to issue its tax exempt revenue bonds for authorized projects subject to a public hearing, as required by Section 147(f) of the Internal Revenue Code of 1986, as amended. The project(s) to be financed with the proceeds of the bonds will general consist of land, buildings and equipment, and it is expected they will increase or maintain the tax base, employment and economic diversity in the State of Connecticut.

      The following loan(s) have been requested and a hearing is scheduled for 10:00 a.m. on Tuesday, November 18, 1997, at the Authority offices located at 999 West Street, Rocky Hill, CT 06067. The subject of the hearing will be the nature and location of the proposed project and the issuance of bonds by the Authority to provide financing. Interested persons are invited to attend and will have an opportunity to make a statement regarding the project or the financing. Written comments and general inquiries may be directed to the Authority at the address above, attention Antone C. Botelho, III.

                               PROPOSED PROJECT(S)

     Name of           Project Address           Type of Project and Project Description        Maximum Amount     Assets to be
Borrower/Occupant                                                                                of Financing        Financed
Sonics & Materials,  55 Church Hill Road    A loan to a manufacturer of ultrasonic bonding        $4,400,000     Land, buildings,
  Inc.               Newtown, CT 06470      equipment and ultrasonic liquid processors for                       machinery &
                                            the purchase of 7.5 acres of land with an                            equipment and
                                            existing 62,000 sq. ft. building situated                            other costs
                                            thereon, the construction of renovations                             including costs of
                                            thereto and other site improvements thereon,                         issuance and
                                            the acquisition and installation of new                              required reserves,
                                            production machinery and equipment therein                           if any.
                                            and other related project costs.

--------------------------------------------------------------------------------

                                                                 /s/ [ILLEGIBLE]

Subscribed and sworn to before me this 7th day of November 1997


                                              /s/ William B. McDonald
                                              ..................................
                                                                   Notary Public

[SEAL]                                               WILLIAM B. McDONALD
                                              NOTARY PUBLIC, HARTFORD COUNTY, CT

                        CONNECTICUT DEVELOPMENT AUTHORITY
                                 999 West Street
                          Rocky Hill, Connecticut 06067

                                     MINUTES
                                 Public Hearing
                                NOVEMBER 18, 1997

      Members present from the Authority included Antone C. Botelho, III, Hearing Officer, and Verna Galka, Recording Secretary.

      Mr. Botelho called the hearing to order at 10:00 a.m.

PROJECTS HEARD:

      1. SONICS & MATERIALS, INC., 55 Church Hill Road, Newtown, CT 06470, $4,400,000 to finance a loan to a manufacturer of ultrasonic bonding equipment and ultrasonic liquid processors for the purchase of 7.5 acres of land with an existing 62,000 sq. ft. building situated thereon, the construction of renovations thereto and other site improvements thereon, the acquisition and installation of new production machinery and equipment therein and other related project costs. (L&B; M&E; & other costs including costs of issuance and required reserves, if any)

      There being no one present from the general public or comments or corrections, the hearing was adjourned at 10:30 a.m.


/s/ Verna Galka                           /s/ Antone C. Botelho, III
---------------------------               -----------------------------
Verna Galka                               Antone C. Botelho, III
Recording Secretary                       Hearing Officer

--------------------------------------------------------------------------------

                                  Connecticut
--------------------------------------------------------------------------------

                            NOTICE OF PUBLIC HEARING

      The Connecticut Development Authority (the "Authority") is empowered under the State Commerce Act to issue its tax exempt revenue bonds for authorized projects subject to a public hearing, as required by Section 147(f) of the Internal Revenue Code of 1986, as amended. The project(s) to be financed with the proceeds of the bonds will general consist of land, buildings and equipment, and it is expected they will increase or maintain the tax base, employment and economic diversity in the State of Connecticut.

      The following loan(s) have been requested and a hearing is scheduled for 10:00 a.m. on Tuesday, November 18, 1997, at the Authority offices located at 999 West Street, Rocky Hill, CT 06067. The subject of the hearing will be the nature and location of the proposed project and the issuance of bonds by the Authority to provide financing. Interested persons are invited to attend and will have an opportunity to make a statement regarding the project or the financing. Written comments and general inquiries may be directed to the Authority at the address above, attention Antone C. Botelho, III.

                               PROPOSED PROJECT(S)

     Name of           Project Address           Type of Project and Project Description        Maximum Amount     Assets to be
Borrower/Occupant                                                                                of Financing        Financed
Sonics & Materials,  55 Church Hill Road    A loan to a manufacturer of ultrasonic bonding        $4,400,000     Land, buildings,
  Inc.               Newtown, CT 06470      equipment and ultrasonic liquid processors for                       machinery &
                                            the purchase of 7.5 acres of land with an                            equipment and
                                            existing 62,000 sq. ft. building situated                            other costs
                                            thereon, the construction of renovations                             including costs of
                                            thereto and other site improvements thereon,                         issuance and
                                            the acquisition and installation of new                              required reserves,
                                            production machinery and equipment therein                           if any.
                                            and other related project costs.

--------------------------------------------------------------------------------

                                   Schedule C

                 APPROVAL OF APPLICABLE ELECTED REPRESENTATIVE

                        CONNECTICUT DEVELOPMENT AUTHORITY

                     $4,000,000 INDUSTRIAL DEVELOPMENT BONDS
                            SONICS & MATERIALS, INC.
                              PROJECT - SERIES 1997

                               GOVERNOR'S APPROVAL

            I, John G. Rowland, Governor of the State of Connecticut, (i) hereby certify that I am chief elected officer of the State of Connecticut, and (ii) pursuant to Section 147(f)(2) of the Internal Revenue Code of 1986, as amended (the "Code"), and based upon the attached Certificate of the Executive Director of the Connecticut Development Authority (the "Authority") which indicates the Authority has determined that it is in compliance with said Section 147(f), hereby approve the issuance of the above-titled bonds for the purpose of issuing a loan to Sonics & Materials, Inc. (the "Borrower"), a corporation organized and existing under the laws of the State of Delaware duly qualified to do business as a foreign corporation in the State of Connecticut, for a facility described in the notice of public hearing which is an exhibit to the attached Certificate and other related project costs, and (iii) based upon such Certificate, hereby certify that the private activity bond limitations in Section 146 of the Code have been complied with.

            IN WITNESS WHEREOF, I have hereunto set my hand this 28th day of November, 1997.


                                                  /s/ John G. Rowland
                                             ------------------------------
                                                    John G. Rowland
                                                       Governor

                        CERTIFICATE OF EXECUTIVE DIRECTOR
                 CONCERNING PUBLIC NOTICE AND APPROVAL OF BONDS
                                     OF THE
                      Connecticut Development Authority For
                     $4,000,000 Industrial Development Bonds
                            (Sonics & Materials, Inc.
                              Project) Series 1997

Borrower                       Project Type                  Location
--------                       ------------                  --------
Sonics & Materials, Inc.       Manufacturing                 Newtown,
                                                              Connecticut

      WHEREAS, Section 147(f) of the Internal Revenue Code of 1986, as amended ("Section 147(f)"), requires issues of bonds of the Connecticut Development Authority (the "Authority") to be approved by an applicable elected representative of the State of Connecticut (the "State"); and

      WHEREAS, Section 149(e) ("Section 149(e)") of the Code requires the Governor of the State, or his delegate, to certify that issues of bonds meet the requirements of Section 146 ("Section 146") of the Code (relating to the cap on private activity bonds); and

      WHEREAS, the chief elected executive of the executive branch of the State pursuant to Article Fourth, Section 5 of the Connecticut Constitution and Chapter 31 of the Connecticut General Statutes is the Governor of the State; and

      WHEREAS, I am Executive Director of the Authority, authorized pursuant a resolution of the Members of the Board of Directors of the Authority adopted on November 19, 1997, and am one of the officers of the Authority who is responsible for the above captioned Project;

      NOW THEREFORE, the Undersigned hereby certifies to the Governor of the State as follows:

      1. That the Authority published the attached Notice of Public Hearing on November 4,1997 in the following newspapers:

                             The Hartford Courant.
                             The Danbury News-Times

      2. That the Notice of Public Hearing was published at least 14 days prior to the public hearing.

      3. That the public hearing was held on November 18, 1997.

      4. That the duly authorized Board of Directors of the Authority adopted a resolution on November 19, 1997 after a Notice of Regular Meeting was duly filed with the Secretary of State in the manner provided by law;

      5. That the foregoing complies with the provisions of said Section 147(f) of the Code.

      6. That the limit of the amount of private activity bonds as defined in
Section 146 which may be issued by the Authority from 1997 volume cap is $52,387,840;

      7. That as of the date hereof, $40,202,840 remains of the Authority's 1997 volume cap allocation; and

      IN WITNESS WHEREOF, I have hereunto set my hand as Executive Director of the Authority as of this _____ day of November, 1997.

                                                  /s/ Antonio Roberto
                                             ------------------------------
                                                     Antonio Roberto
                                                   Executive Director

                                  Schedule D-1

                              USE OF BOND PROCEEDS

1. Amount received on the sale of Bonds (exclusive of accrued interest): face amount of the Bonds, $3,810,000, minus original issue discount $-0-, plus premium $-0-, equals $3,810,000.

2. Amount of earnings estimated to accrue on investment of Bond proceeds prior to disbursement for Project Costs, $37,746.

3.    Amount of Issuance Costs of the Bonds to be paid from (1) and (2) above:
      $47,768. Such cost equals 2% of the Issue Price of the Bonds or less and therefore is not greater than the 2% limitation established by the Code.

4.    From the sum of the amount received on the sale of the Bonds (Item 1:
      $3,810,000) and earnings on investments (Item 2: $37,746), subtract any reasonably required reserve fund of ($-0-): $3,847,746. This amount is referred to in this Schedule A as "Net Proceeds".

5. The amount of Qualified Costs to be paid from the Net Proceeds of the Bonds equals $3,654,738. The amount of Nonqualified Costs to be paid from Net Proceeds of Bonds equals $193,008. The following breakdown of costs includes labor and installment costs:

                                            Use of Net Proceeds
                                            -------------------
                                     Qualified        Nonqualified
                                       Costs             Costs
                                     ---------        ------------
LAND AND EXISTING BUILDINGS

Cost of acquiring land................$430,240           $-0-
Cost of acquiring building............$638,795           $-0-
Purchase price of option to acquire
  Project Realty......................$-0-               $-0-
Other (specify).......................$-0-               $-0-

RENOVATION EXPENDITURES -
EXISTING BUILDING(S)

Architectural and engineering.........$-0-               $-0-
Construction (Room Systems included)..$1,658,999         $15,000
Network Wiring........................$24,258            $-0-
Site Work & Sanitary Disposal.........$-0-               $129,586
Contingency...........................$258,958           $-0-
Other (GA, legal, insurance,
clerk of works, reserve)..............$-0-               $-0-

                           Subtotal   $3,011,250         $144,586

CONSTRUCTION COSTS - NEW BUILDINGS

Architectural and engineering.........$-0-               $-0-
Construction contracts................$-0                $-0-
Site preparation......................$-0-               $-0-
Materials.............................$-0-               $-0-
Labor.................................$-0-               $-0-
Utilities.............................$-0-               $-0-
Paving and landscaping................$-0-               $-0-
Other (builder's profit)..............$-0-               $-0-
                          Subtotal    $3,011,250         $144,586

MACHINERY AND EQUIPMENT -
Invoice Cost and Installation.........$500,000           $-0-

INTEREST ON BORROWINGS SPECIFICALLY
FOR THE PROJECT PRIOR TO BOND ISSUANCE

Attributable to Improvements
Construction (from 9/25/97 to
  12/12/97............................$31,000            $-0-
Attributable to Equipment
Acquisition  (from _____ to __________
__________)...........................$-0-               $-0-

INTEREST ON BONDS

From 12/12, 1997 to 6/12,
1998..................................$112,488           $-0-

MISCELLANEOUS

Letter of Credit Fee..................$-0-               $-0-
Real Property Taxes
during Construction...................$-0-               $-0-
Contingency...........................$-0-               $654
Issuance Costs........................$-0-               $47,768

TOTAL.................................$3,654,738         $193,008

6. Amount of Qualified Costs from Item 5 ($3,654,738) is equal to 95% of the amount of Net Proceeds from Item 4 ($3,847,746), and therefore is not less than the 95% limitation established by the Code.

7. The cost of acquiring Land as shown in Item 5 ($430,240) is equal to 11.3% of the Net Proceeds of the Bonds (excluding any investment earnings) as shown in Item 4 ($3,810,000) and therefore is less than the 25% limitation established by the Code.

                                  Schedule D-2

                        SUMMARY OF USE OF BOND PROCEEDS*

      The following information on the Project must be furnished to the Internal Revenue Service by the Authority on Form 8038.

1.    Face amount of issue of Bonds................ $3,810,000

2.    Costs of Issuance (including any
      Underwriter's Discount)...................... $47,768

3.    Reasonably Required Reserve Fund
      deposits..................................... $-0-

4.    Non-Refunding Proceeds (Amount on Line 1
      Less Amounts on Lines 2 and 3)............... $3,762,232

5.    Allocation of Non-Refunding Proceeds

      a. Cost of 3-year ACRS property (or
      portion thereof) financed by Bond Proceeds... $

      b. Cost of 5-year ACRS property (or
      portion thereof) financed by Bond Proceeds... $

      c. Cost of 10-year ACRS property (or
      portion thereof) financed by Bond Proceeds... $500,000

      d. Cost of 19-year ACRS property (or
      portion thereof) financed by Bond Proceeds... $-0-

      e. Cost of Land (or portion thereof)
      financed by Bond Proceeds.................... $430,240

      f. Cost of other property (or portion
      thereof) financed by Bond Proceeds........... $2,879,760

----------
* Solely for purposes of completing the 8038 Schedule, the Company has classified property financed with Non-Refunding Proceeds according to the ACRS classes of property in effect through the end of 1986.

      g. Other use of Non-Refunding Proceeds....... $-0-

      Total (Non-Refunding Proceeds)............... $3,810,000

6.    Refunding Proceeds........................... $-0-
                                                    ==========

                                   Schedule E

                                   [RESERVED]

                                 Schedules F1-F5

                                   Schedule F1

                            IDENTIFICATION OF ASSETS

      1. Total cost of all assets eligible for financing under the Indenture (whether or not such assets were actually financed with Bond Proceeds):
$3,847,746.

      2. Face amount of Bonds: $3,810,000.

      ABCD

                                      Ratio of Total
                                      Cost of Each       Bond Proceeds
                                      Asset (B) to       Allocable to Each
                                      Total Cost of      Asset (C x Face
                   Total Cost         All Assets         Amount of Bonds
Asset*            of Each Asset       (from Item 1.)     (from Item 2.)**
------            -------------       --------------     ----------------

1.  Land           $430,240             .112                 $426,720

2.  Land Im-       $148,854             .038                 $144,780
    provements

3.  Building       $638,795             .166                 $632,460

4.  Equipment      $500,000             .13                  $495,300

5.  Renovation     $1,942,215           .505                 $1,924,050

6.  Other          $187,642             .048                 $185,801

    Total          $3,847,746
                   ----------

*   Assets may be grouped by Class Life Asset Depreciation Range
    (CLADR), as set forth in Rev. Proc. 83-35, if applicable.
    The categories should be indicated by a brief description and the CLADR reference number.

** In the absence of a special allocation of Bond Proceeds in the Financing Documents to Particular assets, Bond Proceeds will be prorated among all assets as set forth in this Schedule F1.

                                   Schedule F2

                                  ECONOMIC LIFE

        A                     B                      C

Asset Number(a)              Economic Life(b)          Basis of
(from F1)                    (in years)                Determination(c)(d)(e)
---------------              ----------------          ----------------------

Land Improvements               20                        (d)
Land                            N/A                       code sec 147(b)(3)(B)
Building & Renovations          45                        (c)
Equipment                       10(CLADR 35.0)            (d)(e)

----------
(a) The Land is not taken into account in the computation of Average Economic Life and has been omitted from Column A because the cost of the Land represents less than 25% of the Bond Proceeds.

(b)   Economic Life is not to be determined based on ACRS lives.

(c)   If real property -- based on Rev. Proc. 62-21 (1962-2 C.B.
      418).

(d) If new property other than real property -- based on Class Life Asset Depreciation Range ("CLADR") midpoint as set forth in Rev. Proc. 83-35 (specify CLADR class number).

(e) If used personal property -- based on an appraisal, a copy of which is attached to this Schedule F2.

                            Attachment to Schedule F2

                              AVERAGE ECONOMIC LIFE
                                APPRAISAL REPORT

                          (For Used Personal Property)

                                       N/A

                                 Schedule F3

                           ADJUSTED ECONOMIC LIFE

    A                   B              C                 D             E

                                                   Acquisition
                                   Period in       or Construc-     Adjusted
                                   Service         tion Period      Economic
                                   Prior to        following        Life
Asset                Economic      Bond Issuance   Bond Issuance    (B-C
Number               Life          Date (years     Date (years      or
(from F1)            (from F2)     or Portions)*   or portions)*    B+D)
---------            ---------     -------------   -------------    ----

Land                    N/A              N/A              N/A        N/A
Land Improvements        20               -0-              .5        20.5
Building                 45               -0-              -0-       45
Equipment                10               -0-              .5        10.5
Building Renov.          45               -0-              .5        45.5

*     If inapplicable, indicate "N/A"

                                   Schedule F4

                              AVERAGE ECONOMIC LIFE

    A                  B                  C                      D

                     Bond Proceeds     Adjusted
                     Allocable to      Economic
Asset                Asset             Life
Number               (Col. D           (Col. E of         Weighted Life
(from F1)            of F1)            F3)                (B x C)
---------            -------------     ----------         -------------

Land Improvements     $   144,780        20.5             $  2,967,990

Building              $   632,460          45             $ 28,460,700

Equipment             $   495,300        10.5             $  5,200,650

Building Renov        $ 1,924,050        45.5             $ 87,544,275

          Total B:    $ 3,196,590               Total D:  $124,173,615
                      -----------                         ------------

Average Economic Life = Total D =  38.8
                        -------    ----
                        Total B

                                   Schedule F5

                          AVERAGE MATURITY OF THE BONDS

        A                        B                             C

                                                     Weighted Maturity
Issue Price*            Length of Term**             (Col. A x Col. B)
------------            ----------------             -----------------

                                 [SEE ATTACHED]

Average Maturity*** = 10.511 yrs.

----------
* Issue Price as defined in Treas. Reg. 1.148-8 is the Price paid by the first purchaser in a private placement or by the general public in a public offering, of each separate maturity of Bonds issued as part of the issue, including [serial bonds] and mandatory or expected sinking fund installments of term bonds. In the case of a single term bond being amortized on a level debt, level principal or some other basis, Column A sets forth the amount of Principal maturing in each year.

** Number of years or portions thereof -- carried to first decimal point from date of issue to maturity date.

*** The Average Maturity of the Bonds cannot exceed 120 percent of the Average Economic Life of the Project set forth in Schedule F4.

                    Calculation of Weighted Average Maturity
                               (Monthly Payments)

Issue Date          Maturity       Principal       Years          Bond Years
--------------------------------------------------------------------------------

12-Dec-97           1-Jan-99       16,710.52        1.05           17,614.10
                    1-Feb-99       16,710.52        1.14           19,032.38
                    1-Mar-99       16,710.52        1.22           20,313.40
                    1-Apr-99       16,710.52        1.30           21,731.68
                    1-May-99       16,710.52        1.38           23,104.21
                    1-Jun-99       16,710.52        1.47           24,522.49
                    1-Jul-99       16,710.52        1.55           25,895.02
                    1-Aug-99       16,710.52        1.63           27,313.29
                    1-Sep-99       16,710.52        1.72           28,731.57
                    1-Oct-99       16,710.52        1.80           30,104.10
                    1-Nov-99       16,710.52        1.89           31,522.38
                    1-Dec-99       16,710.52        1.97           32,894.90
                    1-Jan-00       16,710.52        2.05           34,313.18
                    1-Feb-00       16,710.52        2.14           35,731.46
                    1-Mar-00       16,710.52        2.22           37,058.24
                    1-Apr-00       16,710.52        2.30           38,476.52
                    1-May-00       16,710.52        2.38           39,849.04
                    1-Jun-00       16,710.52        2.47           41,267.32
                    1-Jul-00       16,710.52        2.55           42,639.85
                    1-Aug-00       16,710.52        2.64           44,058.13
                    1-Sep-00       16,710.52        2.72           45,476.40
                    1-Oct-00       16,710.52        2.80           46,848.93
                    1-Nov-00       16,710.52        2.89           48,267.21
                    1-Dec-00       16,710.52        2.97           49,639.74
                    1-Jan-01       16,710.52        3.06           51,058.02
                    1-Feb-01       16,710.52        3.14           52,476.29
                    1-Mar-01       16,710.52        3.22           53,757.32
                    1-Apr-01       16,710.52        3.30           55,175.60
                    1-May-01       16,710.52        3.38           56,548.13
                    1-Jun-01       16,710.52        3.47           57,966.40
                    1-Jul-01       16,710.52        3.55           59,338.93
                    1-Aug-01       16,710.52        3.64           60,757.21
                    1-Sep-01       16,710.52        3.72           62,175.49
                    1-Oct-01       16,710.52        3.80           63,548.01
                    1-Nov-01       16,710.52        3.89           64,966.29

                    1-Dec-01       16,710.52        3.97           66,338.82
                    1-Jan-02       16,710.52        4.05           67,757.10
                    1-Feb-02       16,710.52        4.14           69,175.38
                    1-Mar-02       16,710.52        4.22           70,456.40
                    1-Apr-02       16,710.52        4.30           71,874.68
                    1-May-02       16,710.52        4.38           73,247.21
                    1-Jun-02       16,710.52        4.47           74,665.49
                    1-Jul-02       16,710.52        4.55           76,038.01
                    1-Aug-02       16,710.52        4.64           77,456.29
                    1-Sep-02       16,710.52        4.72           78,874.57
                    1-Oct-02       16,710.52        4.80           80,247.10
                    1-Nov-02       16,710.52        4.89           81,665.37
                    1-Dec-02       16,710.52        4.97           83,037.90
                    1-Jan-03       16,710.52        5.05           84,456.18
                    1-Feb-03       16,710.52        5.14           85,874.46
                    1-Mar-03       16,710.52        5.22           87,155.48
                    1-Apr-03       16,710.52        5.30           88,573.76
                    1-May-03       16,710.52        5.38           89,946.29
                    1-Jun-03       16,710.52        5.47           91,364.57
                    1-Jul-03       16,710.52        5.55           92.737.10
                    1-Aug-03       16,710.52        5.63           94,155.37
                    1-Sep-03       16,710.52        5.72           95,573.65
                    1-Oct-03       16,710.52        5.80           96,946.18
                    1-Nov-03       16,710.52        5.89           98,364.46
                    1-Dec-03       16,710.52        5.97           99,736.98
                    1-Jan-04       16,710.52        6.05          101,155.26
                    1-Feb-04       16,710.52        6.14          102,573.54
                    1-Mar-04       16,710.52        6.22          103,900.32
                    1 Apr-04       16,710.52        6.30          105,318.60
                    1-May-04       16,710.52        6.38          106,691.12
                    1-Jun-04       16,710.52        6.47          108,109.40
                    1-Jul-04       16,710.52        6.55          109,481.93
                    1-Aug-04       16,710.52        6.64          110,900.21
                    1-Sep-04       16,710.52        6.72          112,318.48
                    1-Oct-04       16,710.52        6.80          113,691.01
                    1-Nov-04       16,710.52        6.89          115,109.29
                    1-Dec-04       16,710.52        6.97          116,481.82
                    1-Jan-05       16,710.52        7.06          117,900.10
                    1-Feb-05       16,710.52        7.14          119,318.37
                    1-Mar-05       16,710.52        7.22          120,599.40
                    1-Apr-05       16,710.52        7.30          122,017.68
                    1-May-05       16,710.52        7.38          123,390.21

                    1-Jun-05       16,710.52        7.47          124,808.48
                    1-Jul-05       16,710.52        7.55          126,181.01
                    1-Aug-05       16,710.52        7.64          127,599.29
                    1-Sep-05       16,710.5t        7.72          129,017.57
                    1-Oct-05       16,710.52        7.80          130,390.09
                    1-Nov-05       16,710.52        7.89          131,808.37
                    1-Dec-05       16,710.52        7.97          133,180.90
                    1-Jan-06       16,710.52        8.05          134,599.18
                    1-Feb-06       16,710.52        8.14          136,017.46
                    1-Mar-06       16,710.52        8.22          137,298.48
                    1-Apr-06       16,710.52        8.30          138,716.76
                    1-May-06       16,710.52        8.38          140,089.29
                    1-Jun-06       16,710.52        8.47          141,507.57
                    1-Jul-06       16,710.52        8.55          142,880.09
                    1-Aug-06       16,710.52        8.64          144,298.37
                    1-Sep-06       16,710.52        8.72          145,716.65
                    1-Oct-06       16,710.52        8.80          147,089.18
                    1-Nov-06       16,710.52        8.89          148,507.45
                    1-Dec-06       16,710.52        8.97          149,879.98
                    1-Jan-07       16,710.52        9.05          151,298.26
                    1-Feb-07       16,710.52        9.14          152,716.54
                    1-Mar-07       16,710.52        9.22          153,997.56
                    1-Apr-07       16,710.52        9.30          155,415.84
                    1-May-07       16,710.52        9.38          156,788.37
                    1-Jun-07       16,710.52        9.47          158,206.65
                    1-Jul-07       16,710.52        9.55          159,579.18
                    1-Aug-07       16,710.52        9.63          160,997.45
                    1-Sep-07       16,710.52        9.72          162,415.73
                    1-Oct-07       16,710.52        9.80          163,788.26
                    1-Nov-07       16,710.52        9.89          165,206.54
                    1-Dec-07       16,710.52        9.97          166,579.06
                    1-Jan-08       16,710.52       10.05          167,997.34
                    1-Feb-08       16,710.52       10.14          169,415.62
                    1-Mar-08       16,710.52       10.22          170,742.40
                    1-Apr-08       16,710.52       10.30          172,160.68
                    1-May-08       16,710.52       10.38          173,533.20
                    1-Jun-08       16,710.52       10.47          174,951.48
                    1-Jul-08       16,710.52       10.55          176,324.01
                    1-Aug-08       16,710.52       10.64          177,742.29
                    1-Sep-08       16,710.52       10.72          179,160.56
                    1-Oct-08       16,710.52       10.80          180,533.09
                    1-Nov-08       16,710.52       10.89          181,951.37

                    1-Dec-08       16,710.52       10.97          183,323.90
                    1-Jan-09       16,710.52       11.06          184,742.18
                    1-Feb-09       16,710.52       11.14          186,160.45
                    1-Mar-09       16,710.52       11.22          187,441.48
                    1-Apr-09       16,710.52       11.30          188,859.76
                    1-May-09       16,710.52       11.38          190,232.29
                    1-Jun-09       16,710.52       11.47          191,650.56
                    1-Jul-09       16,710.52       11.55          193,023.09
                    1-Aug-09       16,710.52       11.64          194,441.37
                    1-Sep-09       16,710.52       11.72          195,859.65
                    1-Oct-09       16,710.52       11.80          197,232.17
                    1-Nov-09       16,710.52       11.89          198,650.45
                    1-Dec-09       16,710.52       11.97          200,022.98
                    1-Jan-10       16,710.52       12.05          201,441.26
                    1-Feb-10       16,710.52       12.14          202,859.54
                    1-Mar-10       16,710.52       12.22          204,140.56
                    1-Apr-10       16,710.52       12.30          205,558.84
                    1-May-10       16,710.52       12.38          206,931.37
                    1-Jun-10       16,710.52       12.47          208,349.65
                    1-Jul-10       16,710.52       12.55          209,722.17
                    1-Aug-10       16,710.52       12.64          211,140.45
                    1-Sep-10       16,710.52       12.72          212,558.73
                    1-Oct-10       16,710.52       12.80          213,931.26
                    1-Nov-10       16,710.52       12.89          215,349.53
                    1-Dec-10       16,710.52       12.97          216,722.06
                    1-Jan-11       16,710.52       13.05          218,140.34
                    1-Feb-11       16,710.52       13.14          219,558.62
                    1-Mar-11       16,710.52       13.22          220,839.64
                    1-Apr-11       16,710.52       13.30          222,257.92
                    1-May-11       16,710.52       13.38          223,630.45
                    1-Jun-11       16,710.52       13.47          225,048.73
                    1-Jul-11       16,710.52       13.55          226,421.26
                    1-Aug-11       16,710.52       13.63          227,839.53
                    1-Sep-11       16,710.52       13.72          229,257.81
                    1-Oct-11       16,710.52       13.80          230,630.34
                    1-Nov-11       16,710.52       13.89          232,048.62
                    1-Dec-11       16,710.52       13.97          233,421.14
                    1-Jan-12       16,710.52       14.05          234,839.42
                    1-Feb-12       16,710.52       14.14          236,257.70
                    1-Mar-12       16,710.52       14.22          237,584.48
                    1-Apr-12       16,710.52       14.30          239,002.76
                    1-May-12       16,710.52       14.38          240,375.28

                    1-Jun-12       16,710.52       14.47          241,793.56
                    1-Jul-12       16,710.52       14.55          243,166.09
                    1-Aug-12       16,710.52       14.64          244,584.37
                    1-Sep-12       16,710.52       14.72          246,002.64
                    1-Oct-12       16,710.52       14.80          247,375.17
                    1-Nov-12       16,710.52       14.89          248,793.45
                    1-Dec-12       16,710.52       14.97          250,165.98
                    1-Jan-13       16,710.52       15.06          251,584.26
                    1-Feb-13       16,710.52       15.14          253,002.53
                    1-Mar-13       16,710.52       15.22          254,283.56
                    1-Apr-13       16,710.52       15.30          255,701.84
                    1-May-13       16,710.52       15.38          257,074.37
                    1-Jun-13       16,710.52       15.47          258,492.64
                    1-Jul-13       16,710.52       15.55          259,865.17
                    1-Aug-13       16,710.52       15.64          261,283.45
                    1-Sep-13       16,710.52       15.72          262,701.73
                    1-Oct-13       16,710.52       15.80          264,074.25
                    1-Nov-13       16,710.52       15.89          265,492.53
                    1-Dec-13       16,710.52       15.97          266,865.06
                    1-Jan-14       16,710.52       16.05          268,283.34
                    1-Feb-14       16,710.52       16.14          269,701.62
                    1-Mar-14       16,710.52       16.22          270,982.64
                    1-Apr-14       16,710.52       16.30          272,400.92
                    1-May-14       16,710.52       16.38          273,773.45
                    1-Jun-14       16,710.52       16.47          275,191.73
                    1-Jul-14       16,710.52       16.55          276,564.25
                    1-Aug-14       16,710.52       16.64          277,982.53
                    1-Sep-14       16,710.52       16.72          279,400.81
                    1-Oct-14       16,710.52       16.80          280,773.34
                    1-Nov-14       16,710.52       16.89          282,191.61
                    1-Dec-14       16,710.52       16.97          283,564.14
                    1-Jan-15       16,710.52       17.05          284,982.42
                    1-Feb-15       16,710.52       17.14          286,400.70
                    1-Mar-15       16,710.52       17.22          287,681.72
                    1-Apr-15       16,710.52       17.30          289,100.00
                    1-May-15       16,710.52       17.38          290,472.53
                    1-Jun-15       16,710.52       17.47          291,890.81
                    1-Jul-15       16,710.52       17.55          293,263.34
                    1-Aug-15       16,710.52       17.63          294,681.61
                    1-Sep-15       16,710.52       17.72          296,099.89
                    1-Oct-15       16,710.52       17.80          297,472.42
                    1-Nov-15       16,710.52       17.89          298,890.70

                    1-Dec-15       16,710.52       17.97          300,263.22
                    1-Jan-16       16,710.52       18.05          301,681.50
                    1-Feb-16       16,710.52       18.14          303,099.78
                    1-Mar-16       16,710.52       18.22          304,426.56
                    1-Apr-16       16,710.52       18.30          305,844.84
                    1-May-16       16,710.52       18.38          307,217.36
                    1-Jun-16       16,710.52       18.47          308,635.64
                    1-Jul-16       16,710.52       18.55          310,008.17
                    1-Aug-16       16,710.52       18.64          311,426.45
                    1-Sep-16       16,710.52       18.72          312,844.72
                    l-Oct-16       16,710.52       18.80          314,217.25
                    1-Nov-16       16,710.52       18.89          315,635.53
                    1-Dec-16       16,710.52       18.97          317,008.06
                    1-Jan-17       16,710.52       19.06          318,426.34
                    1-Feb-17       16,710.52       19.14          319,844.61
                    1-Mar-17       16,710.52       19.22          321,125.64
                    1-Apr-17       16,710.52       19.30          322,543.92
                    1-May-17       16,710.52       19.38          323,916.45
                    1-Jun-17       16,710.52       19.47          325,334.72
                    1-Jul-17       16,710.52       19.55          326,707.25
                    1-Aug-17       16,710.52       19.64          328,125.53
                    1-Sep-17       16,710.52       19.72          329,543.81
                    1-Oct-17       16,710.52       19.80          330,916.33
                    1-Nov-17       16,710.52       19.89          332,334.61
                    1-Dec-17       16,711.96       19.97          333,735.90

TOTAL                           3,810,000.00                   40,046,349.58

Weighted Average Maturity             10.511

                                   Schedule G

                         CERTIFICATE OF COMPLIANCE WITH
               $40 MILLION TAX-EXEMPT PRIVATE ACTIVITY BOND LIMIT

                                                   PORTION OF
                                                   OUTSTANDING(1)
                                                   TAX-EXEMPT         AMOUNT
                                                   PRIVATE            SUBJECT
                              PORTION OF           ACTIVITY           TO $40
                              BONDS                BONDS              MILLION
NAME OF                       ALLOCABLE            ALLOCABLE          LIMIT
TEST-PERIOD                   TO                   TO                 (COL.2 &
BENEFICIARY                   BENEFICIARY          BENEFICIARY        COL.3)
-----------                   -----------          -----------        ------

Sonics & Materials, Inc.          100%                 -0-           $3,810,000


----------
(1)   Portion of bonds outstanding as of the Date of Issue of the Bonds.

                                   Schedule H

                               ISSUE PRICE LETTER

                                December 12, 1997

Connecticut Development Authority
Rocky Hill, Connecticut

Whitman Breed Abbott & Morgan LLP
Greenwich, Connecticut

            Re: $3,810,000 Connecticut Development Authority
                Industrial Development Revenue Bonds (Sonics &
                Materials, Inc. Project) Series 1997 (the "Bonds")

Gentlemen:

            This letter is furnished by Brown Brothers Harriman & Co., as the purchaser of the Bonds, to provide the Connecticut Development Authority (the "Authority") and Whitman Breed Abbott & Morgan LLP, as bond counsel in respect of the Bonds, with certain information in connection with the issuance of the Bonds. Unless otherwise defined, the capitalized terms used herein shall have the same meaning as defined in the Tax Regulatory Agreement to which this letter is attached.

            We hereby certify that we have purchased the Bonds as an investment for its own account, without a present intent to reoffer the Bonds (as participations in the Bonds) to others.

            No representation is made as to the legal sufficiency of this certificate for any purpose. We assume no obligation to advise you of any changes that come to our attention subsequent to the date hereof and that would have caused us to alter in any respect the information set forth herein. We understand that the foregoing information will be relied upon by the Authority for the purposes of making certain of the representations contained in the Tax Regulatory Agreement, and will be relied upon by counsel, Whitman Breed Abbott & Morgan LLP, in rendering its opinion that interest on the Bonds is excludable from gross income of the owners thereof for federal income tax purposes.


                                           Brown Brothers Harriman & Co.


                                           By: /s/ [ILLEGIBLE]
                                               --------------------------------

                                   Schedule I

                            FORM OF CERTIFICATION IN
                     CONNECTION WITH AN INVESTMENT CONTRACT

            I, [Name], [Position], of [Entity Providing Investment Contract] (the "Provider"), HEREBY CERTIFY in connection with the investment contract between [Name of Company] and the Provider dated as of ____________ (the "Investment Contract") that (i) in determining the offering price of the Investment contract, the Provider took into account as significant factors the reasonably expected drawdown schedule for proceeds of the [Bonds] other than float funds and reserve funds, (ii) the yield on the Investment Contract is not less than the yield currently available from the Provider on reasonably comparable investment contracts offered to investors of funds other than proceeds of tax-exempt bonds and (iii) set forth below are the administrative costs reasonably expected to be paid to third parties in connection with the Investment Contract.


Date:                                      By:
     -------------------------                ---------------------------------
                                           Name:
                                           Title:

                                   Schedule J

                      FORM OF CERTIFICATION OF POSTED YIELD
                           OF A CERTIFICATE OF DEPOSIT


            I, [Name], [Position] of [Issuer of the Certificate of Deposit] (the "Issuer"), HEREBY CERTIFY that the yield on the certificate of deposit purchased by the [Trustee] is not less than the highest yield that is published or posted by the Issuer as currently available from the Issuer on comparable certificates of deposit offered to the public.


Date:                                      By:
     -------------------------                ---------------------------------
                                           Name:
                                           Title: